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Filed Pursuant to Rule 424(b)(5)
Reg No. 333-104577

The information in this terms supplement is not complete and may be changed.  This terms supplement relates to an effective Registration Statement under the Securities Act of 1933.  We may not sell the Notes until we deliver a final terms supplement.  The terms supplement is not an offer to sell these Notes and is not soliciting an offer to buy these

Subject to completion, dated October 3, 2005

Terms Supplement No. 24
(to the Prospectus dated May 28, 2003

and the Prospectus Supplement dated May 28, 2003)

$

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC Premium Yield Generator NotesSM due October 31, 2007

•                    The Notes are our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank equally in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

•                    We will make annual coupon payments on the Notes equal to the coupon rate multiplied by the principal amount of the Notes.

•                    For each coupon payment, the coupon rate will equal the greater of: (i) 0%; and (ii) the average of the returns on ten stocks, calculated as described in this terms supplement.  Each stock return may be positive or negative and may not exceed 8.50%.

•                    The Notes will be issued in denominations of $1,000 and integral multiples of $1,000.

•                    The Notes mature on October 31, 2007.

•                    The Notes are 100% principal protected. On the maturity date, we will pay you the full principal amount of your Notes.

•                    The Notes will not be listed on any securities exchange.

•                    CUSIP: 13605F BA 5.

Your investment in the Notes involves risks. Please read “Risk Factors” beginning on page TS-6 of this terms supplement and beginning on page S-2 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this terms supplement and the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Price to public	$1,000.00		$
Agents’ commission		(1)	$
Proceeds to us		(1)	$

(1) The agents will receive a commission of $25.00 per Note sold through their efforts.  However, additional commissions have been granted in some instances.  See “Supplemental Plan of Distribution” on page TS-37.

We will deliver the Notes in book-entry form only through The Depository Trust Company on or about October 31, 2005 against payment in immediately available funds.

CIBC World Markets Corp., our indirect wholly-owned subsidiary, and the other agents named in this terms supplement have agreed to use their reasonable efforts to solicit offers to purchase the Notes as our agents. They may also purchase the Notes as principal at prices to be agreed upon at the time of sale. They may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

The agents may use this terms supplement and the accompanying prospectus supplement in the initial sale of any Notes. In addition, CIBC World Markets Corp. or any other affiliate of ours may use this terms supplement and the accompanying prospectus supplement in a secondary market transaction in any Note after its initial sale. Unless CIBC World Markets Corp. informs the purchaser otherwise in the confirmation of sale, this terms supplement and the accompanying prospectus supplement are being used in a secondary market transaction.

CIBC World Markets	H&R Block Financial Advisors, Inc.

The date of this Terms Supplement is                   , 2005

TERMS SUPPLEMENT SUMMARY

The following summary answers some questions that you might have regarding the Notes in general terms only. It does not contain all the information that may be important to you. You should read the summary together with the more detailed information that is contained in the rest of this terms supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors.” In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes. Please note that, unless the context shall require otherwise, references to “CIBC,” “we,” “our,” and “us” refer only to Canadian Imperial Bank of Commerce and not to its consolidated subsidiaries.

Key Terms

Issuer:	Canadian Imperial Bank of Commerce
Issue Date:	October 31, 2005
Maturity Date:	October 31, 2007
Coupon Payment:	On each coupon payment date, we will pay you a coupon payment equal to the coupon rate multiplied by the principal amount of the Notes.
Coupon Payment Dates:	October 31 of each year (or if such day is not a business day, the next succeeding business day), commencing October 31, 2006 and ending on the maturity date.
Coupon Rate:	On each coupon payment date, the coupon rate will equal the greater of: (i) 0% and (ii) the average, which may be positive or negative, of the ten Individual Stock Returns.
Individual Stock Return:	The Individual Stock Return for each stock listed below will equal:

• 8.50% if the Stock Performance is greater than zero; otherwise,
• the Stock Performance.

Each Individual Stock Return may be positive or negative.

Stock Performance:	For each of the ten stocks, the Stock Performance on each coupon payment date shall be:

(	valuation stock price – initial stock price	)
initial stock price.

The valuation stock price equals the closing price of each stock on its principal exchange (as determined by the calculation agent) on the date that is three trading days prior to the coupon payment date. The initial stock price equals the closing stock price of each stock on its principal exchange on October 26, 2005.

Stocks:

The following are the stocks whose returns will be calculated for purposes of determining the coupon rate on the Notes, their initial principal exchanges, their ticker symbols on their principal exchanges and their initial stock prices:

	Stock	Principal Exchange	Bloomberg Ticker Symbol	Initial Stock Price
	Apple Computer, Inc.	NASDAQ	AAPL UQ
	AstraZeneca PLC	London Stock Exchange	AZN LN
	Chevron Corp.	NYSE	CVX UN
	eBay Inc.	NASDAQ	EBAY UQ
	Lloyds TSB Group PLC	London Stock Exchange	LLOY LN
	Nokia OYJ.	Helsinki Stock Exchange	NOK1V FH
	Pfizer Inc.	NYSE	PFE UN

	Sony Corp.	Tokyo Stock Exchange	6758 JP
	Toyota Motor Corp.	Tokyo Stock Exchange	7203 JP
	Unilever NV-CVA	Amsterdam Stock Exchange	UNA NA
We refer to these stocks as the “stocks.”

Payment of Principal on Maturity Date:	On the maturity date, we will pay you the full principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

Book-Entry Registration:

The Notes will be evidenced by a single global note held by or on behalf of The Depository Trust Company. Registration of interests in and transfers of the Notes will be made only through its book-entry system. Subject to certain limited exceptions, holders will not be entitled to any certificate or other instrument from us or the depository evidencing the ownership thereof and no holder will be shown on the records maintained by the depository except through an agent who is a participant of the depository.

Status:

The Notes are our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank equally in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

QUESTIONS AND ANSWERS REGARDING THE NOTES

What are the CIBC Premium Yield Generator Notes?

The CIBC Premium Yield Generator Notes combine certain features of debt and equity by offering return of principal at maturity, the opportunity to receive annual coupon payments and the opportunity to earn a return based upon the performance of the stocks.

The Notes will mature on October 31, 2007. The Notes will be issued in denominations of $1,000 or integral multiples of $1,000. Unless otherwise indicated, all references to currency in this terms supplement are to U.S. dollars. The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Will I receive periodic coupon payments on the Notes?

During the term of the Notes, you have the opportunity to receive annual coupon payments, depending on the performance of the stocks.

How are the coupon payments determined?

The coupon payment will equal the coupon rate multiplied by the principal amount of your Notes.

On October 31 of each year, beginning on October 31, 2006 and ending on the maturity date of October 31, 2007, we will calculate the coupon rate. We refer to these dates as “coupon payment dates.”

For each coupon payment date, the coupon rate will equal the greater of: (i) 0%; and (ii) the average of the Individual Stock Returns. If, for a coupon payment date, the average of the Individual Stock Returns is negative, you will not receive a coupon payment.

How do you calculate the individual stock returns?

The Individual Stock Return will equal:

•                    8.50% if the Stock Performance is greater than zero; otherwise,

•                    the Stock Performance, which shall equal:

(	valuation stock price – initial stock price	)
initial stock price.

The valuation stock price equals the closing price of each stock on its principal exchange (as determined by the calculation agent) on the date that is three trading days prior to the coupon payment date, which we refer to as a “valuation date.”

The initial stock price equals the closing stock price of each stock on October 26, 2005 on its principal exchange. The initial stock price may be adjusted as provided in “Specific Terms of the Notes—Anti-Dilution Adjustments.” The manner in which the valuation stock price is calculated may change if the stock issuer has a reorganization event, as provided in “Specific Terms of the Notes—Reorganization Events.”

The Individual Stock Return may be positive or negative.

As a result of this calculation, no individual stock return may exceed 8.50% and the coupon rate may not exceed 8.50% on any coupon payment date.

What will I receive at maturity?

On the maturity date, we will pay you the full principal amount of your Notes. The Notes are principal protected and, therefore, you will not receive less than the full principal amount of your Notes on the maturity date.

What are the stocks?

Stock	Principal Exchange	Bloomberg Ticker Symbol	Initial Stock Price
Apple Computer, Inc.	NASDAQ	AAPL UQ
AstraZeneca PLC	London Stock Exchange	AZN LN
Chevron Corp.	NYSE	CVX UN
eBay Inc.	NASDAQ	EBAY UQ
Lloyds TSB Group PLC	London Stock Exchange	LLOY LN
Nokia OYJ	Helsinki Stock Exchange	NOK1V FH
Pfizer Inc.	NYSE	PFE UN
Sony Corp.	Tokyo Stock Exchange	6758 JP
Toyota Motor Corp.	Tokyo Stock Exchange	7203 JP
Unilever NV-CVA	Amsterdam Stock Exchange	UNA NA

NYSE means the New York Stock Exchange.  NASDAQ means the NASDAQ Stock Market.

How have the stocks performed historically?

We have provided tables showing the closing prices of each of the stocks on the last business day of each quarter from January 1, 2000 through September 26, 2005. You can find these tables in “Information About Stock Issuers and Historical Trading Price Information” later in this terms supplement. We have provided this historical information to help you evaluate the behavior of the stock prices in various economic environments; however, past performance is not necessarily indicative of how the stocks will perform in the future. See “Risk Factors—Historical performance of the stocks should not be taken as an indication of the future performance of the stocks during the term of the Notes,” in this terms supplement.

Will I have any rights in the stocks?

No. You will not have any voting rights or other rights that holders of those stocks may have. In addition, you will not receive any dividends on those stocks.

What about United States federal income taxes?

For United States federal income tax purposes, the Notes are classified as debt instruments that provide for contingent interest. Under the rules applicable to debt instruments that provide for contingent interest, you generally will be required to include interest income each year you hold the Notes, regardless of whether a coupon payment is made on the Notes, including some interest income in 2005 representing interest accruals in advance of the first coupon payment in 2006. Additionally, because the Notes will be classified as debt instruments that provide for contingent interest, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. See “Supplemental U.S. Federal Income Tax Consequences.”

Notice Pursuant To I.R.S. Circular 230.  This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion or marketing by CIBC of the Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Will the Notes be listed on a securities exchange?

The Notes will not be listed on any securities exchange.  You should review the section entitled “Secondary trading may be limited,” in this terms supplement.

Tell me more about CIBC.

We are a leading North American financial institution which provides financial services to retail and small business banking customers as well as corporate and investment banking customers. At the end of our 2004 fiscal year, our total assets were in excess of C$278 billion and as of August 15, 2005, we had a long-term deposit credit rating of Aa3 (stable outlook) by Moody’s and A+ (negative outlook) by S&P®. We are headquartered in Toronto, Canada, and, as of October 31, 2004, had more than 37,000 employees located worldwide.

The range of banking services we offer includes: personal financial services, credit cards, mortgage lending, insurance, investment services, consumer and commercial credit, lease financing, treasury and private banking. In our fiscal year ended October 31, 2004, we generated revenue of approximately C$11.8 billion and after-tax income of approximately C$2.1 billion. Since 1997, we have been listed on the NYSE (ticker symbol BCM).

On August 2, 2005, CIBC announced that it had reached an agreement in principle to settle an Enron-related class action lawsuit.  Under the terms of the settlement, CIBC will pay U.S.$2.4 billion to the settlement class.  On August 5, 2005, CIBC announced that it had reached an agreement in principle to settle its part of the so-called Megaclaims lawsuit brought by Enron against CIBC and a number of other financial institutions.  Under that agreement, CIBC will pay Enron a total of U.S.$274 million.  On August 24, 2005, CIBC announced a net loss of C$1,907 million for the third quarter ended July 31, 2005 compared with net income of C$596 million a year ago.  The third quarter loss included a $2.83 billion ($2.53 billion after-tax) Enron-related litigation provision.

Who invests in the Notes?

The Notes are not suitable for all investors. The Notes might be considered by investors who are willing to forego market interest payments, such as floating interest rates paid on a conventional debt security, with a comparable credit rating in return for the possibility of earning annual coupon payments based on the return on the stocks.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

What are some of the risks in owning the Notes?

Investing in the Notes involves a number of risks. We have described the most significant risks relating to the Notes under the heading “Risk Factors” in this terms supplement and in the accompanying prospectus supplement which you should read before making an investment in the Notes.

RISK FACTORS

An investment in the Notes is subject to the risks described below as well as described beginning on page S-2 of the accompanying prospectus supplement. The Notes are a riskier investment than ordinary debt securities. You should carefully consider whether the Notes are suited to your particular circumstances.

You may not receive coupon payments on your Notes.

For coupon payment dates, the average of the Individual Stock Returns must be positive when the coupon rate is determined for there to be a coupon payment. The stock prices of the stocks will depend on many factors beyond our control, including general economic conditions. Even if the average of the Individual Stock Returns is positive, the amount of the coupon payment on your Note may be less than you would receive by investing in a conventional debt security of comparable maturity that bears interest at a prevailing market rate.

Owning the Notes is different from owning the stocks individually or conventional debt securities.

The return on your Notes will not reflect the return you would realize if you actually owned the stocks or conventional debt securities and held such investment for a similar period because:

•                                          Principal Protected.  At a minimum, you will receive the full principal amount of your Notes if the Notes are held to maturity.

•                                          Capped Coupon Rate.  The maximum coupon rate for any coupon payment date is 8.50%. As a result of the caps, the return you earn on the Notes may not yield a return that will match or outperform a benchmark equity index such as the S&P 500® Index or a portfolio containing the individual stocks themselves. We cannot assure you that any of the stocks will perform in a manner as to provide you with an adequate return over the term of the Notes.

•                                          Weighted Return.  Because the coupon payments will equal the average return of ten stocks and no individual stock can have a performance rate that exceeds 8.50%, negative performance rates of one or more stock(s) would offset gains made by other stocks. As a result, the Notes may: (1) underperform a benchmark equity index such as the S&P 500® Index or the performance of the individual stocks if each stock was held for the term of the Notes; or (2) pay no coupon payments.

•                                          Correlation of Performance.  Performance among the stocks may become highly correlated over time, which may minimize the beneficial timing or hedging effect derived from inversely related investments. High correlation during periods of negative returns among stocks could cause the coupon payments to be zero and reduce the performance of the Notes.

•                                          No Dividend.  The method of calculating performance of the stocks does not take into account dividends paid on those stocks. Therefore, if a dividend is paid, the performance rate on a stock will be lower than the actual return a holder of that stock would realize.

The market value of your Notes before maturity will depend on a number of factors, and may be substantially less than you had originally invested.

We believe that the value of the Notes will be affected by the supply of and demand for the Notes, the value of the stocks on each valuation date, market interest rates and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes before maturity may be substantially less than the amount you originally invested if, at that time, the values of the stocks are less than, equal to or not sufficiently above the initial stock prices. The following bullet points describe key factors we expect to impact the market value of the Notes with a change in a specific factor, assuming all other conditions remain constant.

•                                          Value of the Stocks.  We expect that the market value of the Notes will likely depend substantially on the relationship between the initial stock prices and the value of the stocks on each of the valuation dates. If you choose to sell your Notes when the values of the stocks exceed the initial stock prices, you may still receive substantially less than the amount that would have been payable at maturity based on those values, because of the expectation that the stocks will continue to fluctuate between such time, and the time when their performances are determined. If you choose to sell your Notes when the values of the stocks are below their initial values, you may receive less than your initial principal investment.

•                                          Volatility of the Stocks.  Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the stocks increases or decreases, the trading value of the Notes may be adversely affected.

•                                          Dividends on Stocks.  If an issuer of a stock pays a dividend to its stockholders, the market price of that stock may be adversely affected. Dividend payments are not considered for purposes of determining the Individual Stock Returns.

•                                          Interest Rates. We expect that the market value of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the Notes may decrease, and if U.S. interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the value of the stocks, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may lower the value of the stocks and, thus, the value of the Notes.

•                                          Our Credit Ratings, Financial Condition and Results.  Actual or anticipated changes in our credit ratings, financial condition or results may significantly affect the value of the Notes.

•                                          Events Involving the Stock Issuers.  General economic conditions and earnings results of the stock issuers, and real or anticipated changes in those conditions or results, may affect the market value of the Notes.

You should understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the stocks.

We are not affiliated with the stock issuers and have not investigated them.

We are not affiliated with any of the stock issuers and have not performed any due diligence investigation or review of any of them. We assume no responsibility for the adequacy of any information concerning these companies contained in this terms supplement or publicly available. You should undertake an independent investigation of the stock issuers as you deem necessary to allow you to make an informed decision with respect to an investment in the Notes.

We or our subsidiaries may from time to time engage in business with one or more of the issuers of the stocks, including extending loans to, or making equity investments in, these companies or their affiliates or subsidiaries or providing advisory services to one or more of these companies, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of these companies. We have no ability to control or predict the actions of these companies. We or our affiliates from time to time have published and in the future may publish research reports with respect to some of these stocks. These research reports may or may not recommend that investors buy or hold any of these stocks.

Actions by any issuer of the stocks may have an adverse effect on the price of those stocks and the Notes. In addition, these companies are not involved in the offering of Notes and have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason.

Trading and other transactions by us and our affiliates in the stocks may impair the value of your Notes.

As we describe under “Hedging” below, we, through one or more of our other affiliates, may hedge our obligations under the Notes by purchasing the stocks. We expect to adjust the hedge by, among other things, purchasing or selling one or more of the stocks, and perhaps listed or over-the-counter options, futures or other instruments linked to one or more of the stocks, at any time and from time to time. In the future, we also may close out the hedge by selling the stocks, and selling any other security we may purchase as described above, on or before the determination date. Any of these hedging activities may adversely affect the performance rates of the stocks—directly or indirectly by affecting the market prices of the stocks—and, therefore, the value of your Notes. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your Note may decline. See “Hedging” below for a further discussion of securities transactions in which we or one or more of our affiliates may engage.

In addition, our affiliates may engage in trading in one or more of the stocks, or in instruments whose returns are linked to one or more of those stocks, for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these hedging activities may adversely affect the performance rates of the stocks—directly or indirectly by affecting the market prices of the stocks—and, therefore, the value of your Notes. We may also issue, and our affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to the value of one or more of the stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of your Note.

Performance rates on the stocks may not be fully protected from dilutive or reorganization events involving the issuers of those stocks.

As calculation agent for your Notes, we will adjust the initial stock price of each stock for stock splits, reverse stock splits, stock dividends and extraordinary dividends and adjust the way in which we calculate the closing price of the stock on a valuation date for other events that affect the issuer’s capital structure, but only in the situations we describe in “Specific Terms of Your Note” under “—Anti-Dilution Adjustments” and “—Reorganization Events.” The current initial stock prices are set under “Specific Terms of The Notes—Payment at Maturity” below. The calculation agent is not required to make an adjustment for every corporate event that may affect these stocks. For example, the calculation agent will not make adjustments for events such as an offering of a stock for cash by the issuer, a tender or exchange offer for a stock at a premium to its then-current market price by the issuer or a tender or exchange offer for less than all of an outstanding stock by a third party. Those events or other actions by an issuer or a third party may adversely affect the market price of a stock and, therefore, adversely affect the value of your Note. An issuer or a third party could make an offering or a tender or exchange offer, or an issuer could take any other action, that adversely affects the value of that stock and your Note, but does not result in an anti-dilution or other adjustment for your benefit.

There are risks associated with investments in securities indexed to the value of foreign equity securities.

Some of the stocks have been issued by companies in countries outside of the United States.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The maturity payment amount for the notes will not be adjusted for changes in the values of foreign currencies against the U.S. dollar.

Although some of the stocks are traded in currencies other than the U.S. dollar, and the Notes, which are linked to the stocks, are denominated in U.S. dollars, the maturity payment amount will not be adjusted for changes in the values of foreign currencies against the U.S. dollar.  Changes in exchange rates, however, may reflect changes in the related foreign economies, as applicable, that in turn may affect the maturity payment amount for the Notes.  The maturity payment amount will be based solely on the principal amount of the Notes plus the Coupon Payment.

The Notes will be subject to special tax rules.

For United States federal income tax purposes, the Notes are classified as debt instruments that provide for contingent interest. Under the rules applicable to debt instruments that provide for contingent interest, you generally will be required to include interest income each year you hold the Notes, regardless of whether a coupon payment is made on the Notes, including some interest income in 2005 representing interest accruals in advance of the first coupon payment in 2006. Additionally, because the Notes will be classified as debt instruments that provide for contingent interest, you generally will be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. See “Supplemental U.S. Federal Income Tax Consequences.”

Notice Pursuant To I.R.S. Circular 230.  This discussion is not intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. This discussion is provided to support the promotion or marketing by CIBC of the

Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Historical performance of the stocks should not be taken as an indication of the future performance of the stocks during the term of the Notes.

The trading prices of the stocks will determine the coupon rates. As a result, it is impossible to predict whether there will be coupon payments or the amount of any such payment. The trading prices of these stocks can be influenced by complex and interrelated political, economic, financial and other factors that can affect their values.

Secondary trading may be limited.

The Notes will not be listed on any securities exchange.  There may be little or no secondary market for the Notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

CIBC World Markets intends to act as a market maker for the Notes, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which CIBC World Markets is willing to transact.  If at any time CIBC World Markets is not acting as a market maker, it is likely that there would be little or no secondary market for the Notes.  Therefore, you should be willing to hold your Notes to maturity.  If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

There are potential conflicts of interest between you and the calculation agent.

We will initially serve as the calculation agent. We will, among other things, decide the coupon rate, make anti-dilution adjustments and other relevant determinations regarding the Notes. For a fuller description of our role as calculation agent, see “Specific Terms of the Notes—Role of Calculation Agent.” In our role as calculation agent, we will exercise our judgment when performing our functions. For example, we may have to determine whether a market disruption event affecting stocks has occurred or is continuing on a day when we will determine performance rates.

We also may have to determine whether anti-dilution or reorganization events occur and their impact. Absent manifest error, all of our determinations in our role as calculation agent will be final and binding on you and us, without any liability on our part. You will not be entitled to any compensation from us for any loss suffered as a result of any of our determinations in our role as calculation agent.

Since these determinations by us in our role as calculation agent may affect the market value of the Notes, we may have a conflict of interest if we need to make any such decision.

We can postpone a valuation date for one or more of the stocks, and therefore postpone the coupon payment date or the maturity date, if a market disruption event with respect to one or more of the stocks occurs on a valuation date for such stock.

In our role as calculation agent, we may postpone the coupon payment date if we determine that on the valuation date for a stock a market disruption event has occurred or is continuing for that stock. If such a postponement occurs, in our role as calculation agent, we will determine the coupon rate on the first trading day after that date on which no market disruption event occurs or is continuing with respect to any of the stocks. In no event, however, will the valuation date for a stock be postponed for more than eight consecutive trading days immediately following the originally scheduled valuation date. If this happens on the final valuation date, the maturity date will be postponed to three business days after the last rescheduled valuation date.

If the determination of the value of a stock is postponed to the last possible day as a result of a market disruption event, but a market disruption event with respect to such stock occurs or is continuing on that day, that day will nevertheless be the date on which the value of such stock will be determined. In such an event, in our role as calculation agent, we will determine the value of the affected stock(s) using the trading or quoted price for such stock(s) on that date. This determination may involve estimating the value of the affected stocks.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the twelve month period ended October 31, for the years 2000 through 2004 and for the nine month period ended July 31, 2005, calculated in accordance with generally accepted accounting principles in Canada and the United States.

			Twelve month period ended October 31,
	2005		2004	2003	2002		2001	2000
	(Through July 31, 2005)
Canadian GAAP(1):
Excluding interest on deposits		(3)	2.60	1.95	1.16		1.68	1.85
Including interest on deposits		(3)	1.55	1.35	1.04		1.17	1.23
U.S. GAAP:
Excluding interest on deposits		(4)	2.78	2.18		(2)	1.82	1.85
Including interest on deposits		(4)	1.59	1.42		(2)	1.20	1.23

(1)

Ratios for the twelve month period ended October 31 for the years 2000 through 2004 have been restated due to retroactive adoption of amendments to the Canadian Institute of Chartered Accountants handbook section “Financial Instruments—Disclosure and Presentation” on November 1, 2004.

(2)	Earnings for the year ended October 31, 2002 were inadequate to cover fixed charges as calculated under U.S. GAAP (both excluding and including interest on deposits) by C$291 million.

(3)	Earnings for the nine month period ended July 31, 2005 were inadequate to cover fixed charges as calculated under Canadian GAAP (both excluding and including interest on deposits) by C$417 million.

(4)	No U.S. GAAP information is provided for the nine month period ended July 31, 2005 because a U.S. GAAP reconciliation was not required for this period.

SPECIFIC TERMS OF THE NOTES

In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Clearance and Settlement” in the accompanying prospectus supplement.

The Notes are part of a series of debt securities entitled “CIBC Premium Yield Generator NotesSM due October 31, 2007” that we may issue under the indenture, described in the accompanying prospectus supplement and prospectus, from time to time. This terms supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all equity linked Notes are described in “Description of Notes—Equity-Linked Notes” in the accompanying prospectus supplement. The terms described below supplement those described in the accompanying prospectus supplement and, if the terms described below are inconsistent with those described there, the terms described below are controlling.

Please note that the information about the price to the public and our net proceeds on the front cover of this terms supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

Denominations

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000. Unless otherwise indicated, all references to currency in this terms supplement are to U.S. dollars.

Ranking

The Notes will be our direct, unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The Notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Coupon Payments

You have the opportunity to receive annual coupon payments, depending on the performance of the stocks. The coupon payment will equal the coupon rate multiplied by the principal amount of your Notes.

Any coupon payments will be paid on October 31 of each year (or if such day is not a business day, the next succeeding business day), beginning on October 31, 2006 and ending on the maturity date of October 31, 2007. We refer to these dates as “coupon payment dates.” The coupon payment dates may be postponed as a result of a market disruption event as provided under “Market Disruption Event.”

For each coupon payment date, the coupon rate will equal the greater of: (i) 0% and (ii) the average of the Individual Stock Returns. If, for a coupon payment date, the average of the individual stock returns is negative, you will not receive a coupon payment on that coupon payment date.

The Individual Stock Return will equal:

•                                          8.50% if the Stock Performance is greater than zero; otherwise,

•                                          the Stock Performance, which shall equal:

(	valuation stock price – initial stock price	)
initial stock price.

The Individual Stock Return may be positive or negative.

The valuation stock price equals the closing price of each stock on its principal exchange (as determined by the calculation agent) on the date that is three trading days prior to the coupon payment date, which we refer to as a “valuation date.” The valuation dates may be postponed as a result of a market disruption event as provided under “—Market Disruption Event.”

The initial stock price equals the closing stock price of each stock on October 26, 2005 on its principal exchange. The initial stock price may be adjusted as provided in “Specific Terms of the Notes—Anti-Dilution Adjustments.” The manner in which the valuation stock price is calculated may change if the stock issuer has a reorganization event, as provided in “Specific Terms of the Notes—Reorganization Events.”

As a result of this calculation, no individual stock return may exceed 8.50% and the coupon rate may not exceed 8.50% for any coupon payment date.

Maturity Date

The maturity date will be October 31, 2007. The maturity date may be extended if the final valuation date for one or more of the stocks is postponed as a result of a market disruption event, as described in “—Market Disruption Event” below. In that case, the maturity date will be the third business day following the last rescheduled valuation date.

Payment at Maturity

At maturity, you will receive a cash payment equal to the full principal amount of your Notes.

Stocks

The stocks and their initial principal exchanges, trading symbols, and initial stock prices are:

Stock	Principal Exchange	Bloomberg Ticker Symbol	Initial Stock Price
Apple Computer, Inc.	NASDAQ	AAPL UQ
AstraZeneca PLC	London Stock Exchange	AZN LN
Chevron Corp.	NYSE	CVX UN
eBay Inc.	NASDAQ	EBAY UQ
Lloyds TSB Group PLC	London Stock Exchange	LLOY LN
Nokia OYJ	Helsinki Stock Exchange	NOK1V FH
Pfizer Inc.	NYSE	PFE UN
Sony Corp.	Tokyo Stock Exchange	6758 JP
Toyota Motor Corp.	Tokyo Stock Exchange	7203 JP
Unilever NV-CVA	Amsterdam Stock Exchange	UNA NA

Anti-Dilution Adjustments

Initially, the initial stock price for each stock will be the amount specified under “—Stocks” above. However, the calculation agent will adjust the initial stock price for each stock if any of the dilution events described below occurs with respect to that stock.

The calculation agent will adjust the initial stock price for each stock as described below, but only if an event below under this “—Anti-Dilution Adjustments” section occurs with respect to that stock and only if the relevant event occurs during the period described under the applicable subsection. The initial stock price for each stock will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the stock.

If more than one anti-dilution event requiring adjustment occurs with respect to the initial stock price for a stock, the calculation agent will adjust that initial stock price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the initial stock price for the first event, the calculation agent will adjust the initial stock price for the second event, applying the required adjustment to the initial stock price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your Note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the initial stock price by dividing the prior initial stock price—that is, the initial stock price before the stock split or stock dividend—by the number equal to: (1) the number of shares of the stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the stock outstanding immediately before the stock split or stock dividend becomes effective. The initial stock price will not be adjusted, however, unless:

•                                          in the case of a stock split, the first day on which the stock trades without the right to receive the stock split occurs after the date of this terms supplement and on or before the valuation date on which the stock’s Individual Stock Return is calculated; or

•                                          in the case of a stock dividend, the ex-dividend date occurs after the date of this terms supplement and on or before the valuation date on which the stock’s Individual Stock Return is calculated.

The ex-dividend date for any dividend or other distribution with respect to a stock is the first day on which the stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a stock is subject to a reverse stock split, then the calculation agent will adjust the initial stock price by multiplying the prior initial stock price by a number equal to: (1) the number of shares of the stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the stock outstanding immediately after the reverse stock split becomes effective. The initial stock price will not be adjusted, however, unless the reverse stock split becomes effective after the date of this terms supplement and on or before the valuation date on which the stock’s Individual Stock Return is calculated.

Extraordinary Dividends

A dividend or other distribution with respect to a stock will be deemed to be an extraordinary dividend if its per-share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the stock by an amount equal to at least 10% of the closing price of the stock on the first trading day before the ex-dividend date. If there has not been a previous dividend, then the calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If an extraordinary dividend occurs with respect to a stock, the calculation agent will adjust the initial stock price to equal the product of: (1) the prior initial stock price, times (2) a fraction, the numerator of which is the amount by which the closing price of the stock the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the stock on the business day before the ex-dividend date. The initial stock price will not be adjusted, however, unless the ex-dividend date occurs after the date of this terms supplement and on or before the valuation date on which the stock’s Individual Stock Return is calculated.

The extraordinary dividend amount with respect to an extraordinary dividend for a stock equals:

•                                          for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the stock; or

•                                          for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the initial stock price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If a stock issuer issues transferable rights or warrants to all holders of that stock to subscribe for or purchase the stock at an exercise price per share that is less than the closing price of the stock on the business day before the ex-dividend date for the issuance, then the applicable initial stock price will be adjusted by multiplying the prior initial stock price by the following fraction:

•                                          the numerator will be the number of shares of the stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the stock that the aggregate offering price of the total number of shares of the stock so offered for subscription or purchase would purchase at the closing price of the stock on the business day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

•                                          the denominator will be the number of shares of the stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the stock offered for subscription or purchase under those transferable rights or warrants.

An initial stock price will not be adjusted, however, unless the ex-dividend date described above occurs after the date of this terms supplement and on or before the valuation date on which the Individual Stock Return is calculated.

Reorganization Events

If a stock issuer undergoes a reorganization event in which property other than the stock—e.g., cash and securities of another issuer—is distributed in respect of the stock, then, for purposes of calculating the performance rate of that stock, the calculation agent will determine the closing price of such stock on each valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the stock.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that stock.

Each of the following is a reorganization event with respect to a stock:

•                                          the stock is reclassified or changed;

•                                          the stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•                                          a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•                                          the stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•                                          the stock issuer effects a spin-off—that is, issues to all holders of the stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•                                          the stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•                                          another entity completes a tender or exchange offer for all the outstanding stock of the stock issuer.

Valuation of Distribution Property

If a reorganization event occurs with respect to a stock, and the calculation agent does not substitute another stock for that stock as described in “ —Substitution” below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property—whether it be cash, securities or other property—distributed in the reorganization event in respect of one share of the stock, as such stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the date of this terms supplement and on or before the valuation date on which the individual stock return is calculated.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the closing price of a stock on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the applicable stock were outstanding and were affected by the same kinds of events.

For example, if a stock issuer merges into another company and each share of the stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “ —Anti-Dilution Adjustments” or as described above in this “ —Reorganization Events” section as if the common shares were the stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of each stock or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the original stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the applicable stock as described above. Consequently, in this terms supplement, when we refer to a stock, we mean any distribution property that is distributed in a reorganization event in respect of that stock. Similarly, when we refer to a stock issuer, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to a stock that becomes subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for that stock. In such case, the adjustments described above in “—Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for such stock. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

The calculation agent will determine, in its sole discretion, the initial stock price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

We will give notice of any substitution described above.

Business Day

A business day is a day that is not a day on which banking institutions in New York City are authorized or required by law to close. If the maturity date or a coupon payment date is not a business day, we will make the payment scheduled to be made on that date on the next succeeding business day, but we will not pay any interest on that payment during the period from and after the scheduled maturity or coupon payment date.

Trading Day

With respect to any stock or index, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange(s) for such stock or index.

Market Disruption Event

The determination of the value of each stock on any valuation date may be postponed if the calculation agent determines that, on such valuation date, a market disruption event has occurred or is continuing with respect to one or more of the stocks. If such a postponement occurs, the valuation date for such stock will be the first trading day on which no market disruption event occurs or is continuing.

If a market disruption event with respect to one or more of the stocks continues for eight consecutive scheduled trading days after the valuation date for such stock, then the eighth trading day after that date will be deemed to be the valuation date for such stock and the value of the affected stock(s) will be determined by the calculation agent using the trading or quoted price of such stock on that date. If, because of the market disruption event, the calculation agent is unable to so determine the trading or quoted price of any stock, the calculation agent will estimate, in good faith, the value of such stock as of that date.

A “market disruption event” with respect to any stock means an early closure or the occurrence or existence of a trading disruption or an exchange disruption, which, in any case, the calculation agent determines is material, at any time during the one hour period that ends at the time the closing price of such stock is determined on its relevant exchange.

•                                          “Early closure” with respect to any stock means the closure on a trading day of any relevant exchange relating to such stock (or any relevant market for options and futures contracts relating to such stock) prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of: (a) the actual closing time for the regular trading session on such exchange on such day; and (b) the submission deadline for orders to be entered into the relevant exchange systems for execution at the valuation time on such day.

•                                          A “trading disruption” with respect to any stock is: (a) any suspension of or limitation imposed on trading by the relevant exchange (or any exchanges or quotation systems on which the calculation agent determine trading has a material effect on the overall market for options and futures contracts relating to such stock) or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise (1) on any relevant exchange relating to such stock, or (2) in futures or options contracts relating to such stock on any exchanges or quotation systems on which the calculation agent determine trading has a material effect on the overall market for options and futures contracts relating to such stock; or (b) any event, circumstance or cause (whether or not reasonably foreseeable) beyond the reasonable control of us or any person that does not deal at arm’s length with us which has or will have a material adverse effect on the ability of equity dealers generally to place, maintain or modify hedges of positions in respect of such stock.

•                                          An “exchange disruption” with respect to any stock is any event (other than an early closure) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general: (a) to effect transactions in, or obtain market values for, such stock on its relevant exchange; or (b) to effect transactions in, or obtain market values for, futures or options contracts relating to such stock on any relevant related exchange.

Redemption Price upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Notes—Redemption and Repayment of Notes—Tax Redemption” in the accompanying prospectus supplement. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in Wilmington, Delaware, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

We will serve initially as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. In our role as calculation agent, we will make all determinations regarding the coupon rate, market disruption events, trading days, business days, and the amounts payable in respect of your Notes.

In addition, we will make all determinations with respect to anti-dilution adjustments and reorganization events, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in our sole discretion.

Absent manifest error, all of our determinations in our role as calculation agent will be final and binding on you and us, without any liability on our part. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations we make in our role as calculation agent.

ILLUSTRATIVE EXAMPLES

The following examples are for illustrative purposes only. These scenarios should not be taken as an indication of the future performance of the stocks or the Notes or as any prediction of market conditions. These scenarios are provided only to assist you in understanding how the coupon rate is calculated. The coupon rate will depend on the performance of each stock through each valuation date. For further information, we have provided historical value data regarding the stocks in this terms supplement under “Information About Stock Issuers and Historical Trading Price Information.”

Example 1

(a)           Performance of Stocks

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$10.40	4.00%	$10.50	5.00%	$10.40	4.00%	$10.40	4.00%	$10.50	5.00%
Year 2	$10.50	5.04%	$10.50	5.00%	$10.71	7.12%	$11.13	11.28%	$11.13	11.30%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$10.00	0.00%	$10.30	3.00%	$10.50	5.00%	$10.50	5.00%	$9.90	-1.00%
Year 2	$10.20	2.00%	$9.99	-0.09%	$10.60	6.05%	$11.24	12.35%	$10.59	5.93%

(b)           Calculation of Returns for Purposes of Coupon Rate Calculation(1)

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%
Year 2	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	0.00%	10%	8.50%	10%	8.50%	10%	8.50%	10%	-1.00%
Year 2	10%	8.50%	10%	-0.09%	10%	8.50%	10%	8.50%	10%	8.50%

(1)                                  If the performance of a stock is positive, the return for that stock for purposes of calculating the annual coupon is 8.50%, otherwise the return for that stock is its performance.

(c)                                  Calculation of Coupon Rate

Coupon Rate
Year 1	6.70%
Year 2	7.64%

Example 2

(a)           Performance of Stocks

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$10.10	1.00%	$10.20	2.00%	$10.60	6.00%	$10.20	2.00%	$10.40	4.00%
Year 2	$9.29	-7.08%	$11.12	11.18%	$10.07	0.70%	$9.69	-3.10%	$11.23	12.32%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$10.20	2.00%	$11.00	10.00%	$9.30	-7.00%	$11.00	10.00%	$10.90	9.00%
Year 2	$9.49	-5.14%	$11.66	16.60%	$9.02	-9.79%	$10.34	3.40%	$10.68	6.82%

(b)           Calculation of Returns for Purposes of Coupon Rate Calculation(1)

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%	10%	8.50%
Year 2	10%	-7.08%	10%	8.50%	10%	8.50%	10%	-3.10%	10%	8.50%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	8.50%	10%	8.50%	10%	-7.00%	10%	8.50%	10%	8.50%
Year 2	10%	-5.14%	10%	8.50%	10%	-9.79%	10%	8.50%	10%	8.50%

(1)                                  If the performance of a stock is positive, the return for that stock for purposes of calculating the annual coupon is 8.50%, otherwise the return for that stock is its performance.

(c)           Calculation of Coupon Rate

Coupon Rate
Year 1	6.95%
Year 2	2.59%

Example 3

(a)           Performance of Stocks

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$9.50	-5.00%	$10.80	8.00%	$9.80	-2.00%	$10.10	1.00%	$10.90	9.00%
Year 2	$9.60	-4.05%	$9.94	-0.64%	$10.68	6.82%	$9.49	-5.06%	$11.77	17.72%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Price	Return	Price	Return	Price	Return	Price	Return	Price	Return
Initial	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Year 1	$9.60	-4.00%	$10.00	0.00%	$9.30	-7.00%	$9.80	-2.00%	$10.80	8.00%
Year 2	$10.46	4.64%	$10.60	6.00%	$8.65	-13.51%	$10.49	4.86%	$10.26	2.60%

(b)           Calculation of Returns for Purposes of Coupon Rate Calculation(1)

	Stock 1		Stock 2		Stock 3		Stock 4		Stock 5
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	-5.00%	10%	8.50%	10%	-2.00%	10%	8.50%	10%	8.50%
Year 2	10%	-4.05%	10%	-0.64%	10%	8.50%	10%	-5.06%	10%	8.50%

	Stock 6		Stock 7		Stock 8		Stock 9		Stock 10
	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)	Weight	Individual Stock Return(1)
Initial	—	—	—	—	—	—	—	—	—	—
Year 1	10%	-4.00%	10%	0.00%	10%	-7.00%	10%	-2.00%	10%	8.50%
Year 2	10%	8.50%	10%	8.50%	10%	-13.51%	10%	8.50%	10%	8.50%

(1)                                  If the performance of a stock is positive, the return for that stock for purposes of calculating the annual coupon is 8.50%, otherwise the return for that stock is its performance.

(c)           Calculation of Coupon Rate

Coupon Rate
Year 1	1.40%
Year 2	2.77%

INFORMATION ABOUT STOCK ISSUERS AND HISTORICAL TRADING PRICE INFORMATION

Provided below are brief descriptions of the issuer of each stock, as well as tables setting forth the quarterly high and low trading prices and the quarterly closing prices for each of the ten stocks on the principal exchange on which such stocks are traded, in each case for all calendar quarters beginning January 1, 2000 through September 26, 2005. We obtained the trading price information set forth below from Bloomberg Financial Services, without independent verification.

YOU SHOULD NOT TAKE ANY SUCH HISTORICAL PRICES OF THE STOCKS AS AN INDICATION OF FUTURE PERFORMANCE. WE CANNOT GIVE YOU ANY ASSURANCE THAT THE PRICES OF THE STOCKS WILL INCREASE SUFFICIENTLY FOR YOU TO RECEIVE ANY COUPON PAYMENTS. THE PRICES OF THE STOCKS MAY DECREASE SUBSTANTIALLY.

Where Information About the Stock Issuers Can Be Obtained

Each of the stock issuers files periodic reports under the Securities Exchange Act of 1934 (the “Exchange Act”). Information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800 -SEC-0330. In addition, information filed by each stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov.

Information about each stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by a stock issuer with the SEC.

WE OBTAINED THE INFORMATION ABOUT THE STOCK ISSUERS IN THIS TERMS SUPPLEMENT FROM THE STOCK ISSUERS’ PUBLIC FILINGS.

This terms supplement relates only to your Note and does not relate to the stocks or other securities of the stock issuers. We have derived all information about the stock issuers in this terms supplement from publicly available documents. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or any other inquiry with respect to any stock issuer in connection with the offering of your Note. We do not make any representation that any publicly available document or any other publicly available information about any stock issuer is accurate or complete. Furthermore, we do not know whether all events occurring before the date of this terms supplement—including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of the stocks—have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning any stock issuer could affect the value you will receive at maturity and, therefore, the market value of your Note.

Neither we nor any of our affiliates make any representation to you as to the performance of the stocks.

We or any of our affiliates may currently or from time to time engage in business with the stock issuers, including extending loans to or making equity investments in the stock issuers or providing advisory services to the stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the stock issuers and, in addition, one or more of our affiliates may publish research reports about the stock issuers. As an investor in a Note, you should undertake such independent investigation of the stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a Note.

Apple Computer, Inc.

According to publicly available documents, Apple Computer Inc. (“AAPL UQ”) designs, manufactures, and markets personal computers and related personal computing and communicating solutions. AAPL UQ’s products are sold primarily to education, creative, consumer and business customers.  AAPL UQ provides its proprietary desktop and notebook computers, operating system, applications, music players and online music store. AAPL UQ’s common stock is traded on the NASDAQ Stock Market under the symbol “AAPL.” Information filed by AAPL UQ with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030.

	High	Low	Close

2000
First Quarter	37.59380	21.62500	33.95310
Second Quarter	34.87500	20.09380	26.18750
Third Quarter	32.06250	12.68750	12.87500
Fourth Quarter	13.37500	6.81250	7.43750

2001
First Quarter	11.87500	7.21880	11.03500
Second Quarter	13.56000	9.37500	11.62500
Third Quarter	12.61000	7.34000	7.75500
Fourth Quarter	12.01500	7.41500	10.95000

2002
First Quarter	12.99000	10.12950	11.83500
Second Quarter	13.08500	7.99000	8.86000
Third Quarter	9.39500	6.90000	7.25000
Fourth Quarter	8.69000	6.68000	7.16500

2003
First Quarter	7.69000	6.78000	7.07000
Second Quarter	9.84500	6.36000	9.56000
Third Quarter	11.65500	9.26000	10.31500
Fourth Quarter	12.50260	9.62500	10.68500

2004
First Quarter	14.07000	10.59000	13.52500
Second Quarter	17.09500	12.74500	16.27000
Third Quarter	19.63500	14.37000	19.37500
Fourth Quarter	34.78500	18.82500	32.20000

2005
First Quarter	45.43500	31.30000	41.67000
Second Quarter	44.44000	33.11000	36.81000
Third Quarter (through September 26, 2005)	54.56000	36.29000	53.84000

AstraZeneca PLC

According to publicly available documents, AstraZeneca PLC (“AZN LN”) is a holding company. Through its subsidiaries, the Group researches, manufactures and sells pharmaceutical and medical products.  The Group focuses its operations on seven therapeutic areas: Gastrointestinal, Oncology, Cardiovascular, Respiratory, Central Nervous System, Pain Control, Anesthesia and Infection. AZN LN’s common stock is traded on the London Stock Exchange under the symbol “AZN.” Information filed by AZN LN with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11960.

	High	Low	Close

2000
First Quarter	2753.610	1857.130	2468.720
Second Quarter	3007.380	2440.520	2999.600
Third Quarter	3533.410	2701.100	3445.900
Fourth Quarter	3602.000	2980.160	3375.000

2001
First Quarter	3418.000	2869.000	3360.000
Second Quarter	3564.000	3144.000	3313.000
Third Quarter	3550.000	2724.000	3165.000
Fourth Quarter	3305.000	2993.000	3098.000

2002
First Quarter	3645.000	3040.000	3487.000
Second Quarter	3622.000	2575.000	2716.000
Third Quarter	2720.000	1772.000	1928.000
Fourth Quarter	2572.000	1881.000	2220.000

2003
First Quarter	2296.000	1800.000	2157.000
Second Quarter	2699.000	2155.000	2430.000
Third Quarter	2698.000	2360.000	2542.000
Fourth Quarter	2894.000	2530.000	2680.000

2004
First Quarter	2773.000	2490.000	2523.000
Second Quarter	2729.000	2474.000	2474.000
Third Quarter	2665.000	2265.000	2265.000
Fourth Quarter	2398.000	1840.000	1889.000

2005
First Quarter	2218.000	1849.000	2086.000
Second Quarter	2379.000	2076.000	2311.000
Third Quarter (through September 26, 2005)	2677.000	2254.000	2659.000

Chevron Corp.

According to publicly available documents, Chevron Corp. (“CVX UN”) is an integrated energy company with operations in countries located around the world. CVX UN produces and transports crude oil and natural gas. CVX UN also refines, markets and distributes fuels and other energy products. CVX UN’s common stock is traded on the New York Stock Exchange under the symbol “CVX.” Information filed by CVX UN with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-00368.

	High	Low	Close

2000
First Quarter	47.1250	35.0000	46.2188
Second Quarter	47.4375	41.1563	42.4063
Third Quarter	46.1563	38.4688	42.6250
Fourth Quarter	44.4688	39.0938	42.2188

2001
First Quarter	46.7250	39.2188	43.9000
Second Quarter	49.2450	42.3500	45.2500
Third Quarter	46.8050	39.3000	42.3750
Fourth Quarter	46.8750	41.0000	44.8050

2002
First Quarter	45.8000	40.4000	45.1350
Second Quarter	45.5200	41.8150	44.2500
Third Quarter	44.4650	32.8250	34.6250
Fourth Quarter	37.7150	32.7050	33.2400

2003
First Quarter	35.2000	30.6650	32.3250
Second Quarter	38.1150	31.1000	36.1000
Third Quarter	37.2800	35.0250	35.7250
Fourth Quarter	43.4950	35.6250	43.1950

2004
First Quarter	45.7100	41.9950	43.8900
Second Quarter	47.5000	43.9500	47.0550
Third Quarter	54.4900	46.2100	53.6400
Fourth Quarter	56.0700	50.9900	52.5100

2005
First Quarter	63.1500	50.4800	58.3100
Second Quarter	59.4800	49.8500	55.9200
Third Quarter (through September 26, 2005)	64.9900	56.1200	64.2400

eBay Inc.

According to publicly available documents, eBay Inc. (“EBAY UQ”) is a person-to-person trading community on the Internet. EBAY UQ’s service is used by buyers and sellers for the exchange of personal items such as coins, collectibles, computers, memorabilia, stamps and toys. EBAY UQ is a fully automated, topically arranged 24-hour service on which sellers can list items for sale and buyers can bid on the prices. EBAY UQ’s common stock is traded on the NASDAQ Stock Market under the symbol “EBAY.” Information filed by EBAY UQ with the SEC under the Exchange Act can be located by reference to its SEC filing number: 000-24821.

	High	Low	Close

2000
First Quarter	31.8750	14.6719	22.0000
Second Quarter	23.4688	12.1406	13.5781
Third Quarter	19.3906	10.8750	17.1719
Fourth Quarter	17.5625	6.6875	8.2500

2001
First Quarter	13.7813	7.1094	9.0469
Second Quarter	17.8248	7.3125	17.1225
Third Quarter	17.5500	10.1200	11.4375
Fourth Quarter	18.1850	11.0000	16.7250

2002
First Quarter	17.3750	12.2125	14.1600
Second Quarter	16.0250	12.3125	15.4050
Third Quarter	15.6175	12.7625	13.2025
Fourth Quarter	17.7125	12.5575	16.9550

2003
First Quarter	22.6100	16.8775	21.3225
Second Quarter	26.0625	21.3775	26.0450
Third Quarter	29.4650	24.9350	26.7550
Fourth Quarter	32.4000	25.3150	32.2950

2004
First Quarter	36.0200	31.2950	34.6650
Second Quarter	47.0550	34.5300	45.9750
Third Quarter	47.9450	35.9250	45.9700
Fourth Quarter	59.2100	45.2200	58.1400

2005
First Quarter	58.8850	35.0000	37.2600
Second Quarter	40.9400	30.8000	33.0100
Third Quarter (through September 26, 2005)	44.9800	32.7500	38.7200

Lloyds TSB Group PLC

According to publicly available documents, Lloyds TSB Group PLC (“LLOY LN”), via its subsidiaries and associated companies, offers a range of banking and financial services.  LLOY LN provides retail banking, mortgages, pensions, asset management and insurance services through over 2,200 branches in the United Kingdom, international banking from offices in twenty-four countries and corporate banking and treasury services. LLOY LN’s common stock is traded on the London Stock Exchange under the symbol “LLOY.” Information filed by LLOY LN with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15246.

	High	Low	Close

2000
First Quarter	800.0000	503.0000	662.0000
Second Quarter	749.0000	593.0000	624.0000
Third Quarter	675.0000	563.0000	631.0000
Fourth Quarter	734.0000	604.0000	708.0000

2001
First Quarter	776.0000	600.0000	691.5000
Second Quarter	772.0000	667.5000	711.5000
Third Quarter	748.0000	565.5000	650.0000
Fourth Quarter	759.0000	630.0000	746.0000

2002
First Quarter	786.5000	680.0000	721.0000
Second Quarter	824.5000	610.0000	653.0000
Third Quarter	665.0000	425.5000	469.5000
Fourth Quarter	599.0000	423.0000	446.0000

2003
First Quarter	465.5000	295.2500	322.0000
Second Quarter	481.5000	322.5000	430.2500
Third Quarter	486.0000	405.0000	413.7500
Fourth Quarter	449.0000	391.5000	448.0000

2004
First Quarter	480.2500	402.0000	413.5000
Second Quarter	443.5000	407.0000	431.7500
Third Quarter	446.7500	387.0000	431.5000
Fourth Quarter	477.0000	413.2500	473.0000

2005
First Quarter	513.5000	460.0000	478.0000
Second Quarter	484.0000	444.0000	473.0000
Third Quarter (through September 26, 2005)	497.500	451.750	470.000

Nokia OYJ

According to publicly available documents, Nokia OYJ (“NOK1V FH”) is a telecommunications company that designs and produces mobile phones.  NOK1V FH also develops, makes and markets remote controls, digital TV receivers and digital music players, as well as indoor and outdoor antennas and other accessories. NOK1V FH is a supplier of mobile, fixed broadband, and Internet protocol networks and markets its products worldwide. NOK1V FH’s common stock is traded on the Helsinki Stock Exchange under the symbol “NOK1V.” Information filed by NOK1V FH with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-13202.

	High	Low	Close

2000
First Quarter	60.5630	37.5000	55.2500
Second Quarter	65.0000	42.5000	53.4500
Third Quarter	60.9500	41.8500	45.9200
Fourth Quarter	58.2500	32.7000	47.5000

2001
First Quarter	48.5000	22.6000	27.2100
Second Quarter	40.2600	23.6000	26.7700
Third Quarter	27.4000	13.5600	17.9500
Fourth Quarter	29.3600	15.9200	28.9600

2002
First Quarter	30.3200	22.1000	24.2300
Second Quarter	24.3500	11.6500	14.8200
Third Quarter	15.9500	10.5200	13.4500
Fourth Quarter	20.5000	12.9600	15.1500

2003
First Quarter	16.6800	10.5500	12.6600
Second Quarter	15.8600	12.8400	14.3400
Third Quarter	15.9700	12.3300	13.2200
Fourth Quarter	15.6000	13.0000	13.7100

2004
First Quarter	19.0900	13.5000	16.6800
Second Quarter	17.6600	10.6700	11.8600
Third Quarter	12.2800	8.8300	11.0800
Fourth Quarter	12.9900	10.8900	11.6200

2005
First Quarter	12.4400	10.6200	11.9600
Second Quarter	14.5900	11.0400	13.8500
Third Quarter (through September 26, 2005)	15.0300	12.4200	13.6900

Pfizer Inc.

According to publicly available documents, Pfizer Inc. (“PFE UN”) is a research-based, global pharmaceutical company that discovers, develops, manufactures and markets medicines for humans and animals.  PFE UN’s products include prescription pharmaceuticals, non-prescription self-medications and animal health products such as anti-infective medicines and vaccines. PFE UN’s common stock is traded on the New York Stock Exchange under the symbol “PFE.” Information filed by PFE UN with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-03619.

	High	Low	Close

2000
First Quarter	37.9375	30.0000	36.5625
Second Quarter	48.1250	36.7500	48.0000
Third Quarter	49.2500	39.3750	44.9375
Fourth Quarter	48.0625	41.0000	46.0000

2001
First Quarter	46.7500	34.1000	40.9500
Second Quarter	45.0400	38.5000	40.0500
Third Quarter	42.2300	34.0000	40.1000
Fourth Quarter	44.0400	38.3500	39.8500

2002
First Quarter	42.4600	39.1000	39.7400
Second Quarter	40.3000	32.7500	35.0000
Third Quarter	35.2300	25.1300	29.0200
Fourth Quarter	34.0000	28.2500	30.5700

2003
First Quarter	32.4000	27.9000	31.1600
Second Quarter	36.9000	30.3000	34.1500
Third Quarter	34.9800	29.4500	30.3800
Fourth Quarter	35.3500	30.3200	35.3300

2004
First Quarter	38.8700	33.5000	35.0500
Second Quarter	37.9000	33.8200	34.2800
Third Quarter	34.4400	29.5900	30.6000
Fourth Quarter	31.4900	23.5200	26.8900

2005
First Quarter	27.3500	23.8000	26.2700
Second Quarter	29.0200	25.8000	27.5800
Third Quarter (through September 26, 2005)	27.8200	24.7600	25.1900

Sony Corp.

According to publicly available documents, Sony Corp. (“6758 JP”) develops and manufactures consumer and industrial electronic equipment.  6758 JP’s products include audio and video equipment, televisions, computers and computer peripherals, telecommunication equipment, semiconductors and electronic components.  6758 JP also operates game and music software, movies and television and insurance businesses and has many associated companies. 6758 JP’s common stock is traded on the Tokyo Stock Exchange under the symbol “6758.” Information filed by 6758 JP with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-06439.

	High	Low	Close

2000
First Quarter	16950.0000	11715.0000	14500.0000
Second Quarter	15100.0000	9260.0000	9900.0000
Third Quarter	12480.0000	9850.0000	10960.0000
Fourth Quarter	10870.0000	7510.0000	7800.0000

2001
First Quarter	9560.0000	7990.0000	8900.0000
Second Quarter	10340.0000	8020.0000	8200.0000
Third Quarter	8280.0000	4080.0000	4390.0000
Fourth Quarter	6260.0000	3960.0000	5990.0000

2002
First Quarter	7320.0000	5520.0000	6700.0000
Second Quarter	7530.0000	5800.0000	6370.0000
Third Quarter	6360.0000	4810.0000	5110.0000
Fourth Quarter	5590.0000	4850.0000	4960.0000

2003
First Quarter	5200.0000	4070.0000	4200.0000
Second Quarter	4240.0000	2720.0000	3380.0000
Third Quarter	4450.0000	3350.0000	3900.0000
Fourth Quarter	4280.0000	3490.0000	3710.0000

2004
First Quarter	4670.0000	3760.0000	4360.0000
Second Quarter	4710.0000	3880.0000	4110.0000
Third Quarter	4200.0000	3550.0000	3760.0000
Fourth Quarter	3990.0000	3600.0000	3960.0000

2005
First Quarter	4420.0000	3710.0000	4270.0000
Second Quarter	4410.0000	3770.0000	3820.0000
Third Quarter (through September 26, 2005)	4100.0000	3640.0000	3820.0000

Toyota Motor Corp.

According to publicly available documents, Toyota Motor Corp. (“7203 JP”) manufactures, sells, leases and repairs passenger cars, trucks, buses and their related parts worldwide.  7203 JP also operates financing services through its subsidiaries.   7203 JP builds homes, produces pleasure boats and develops intelligent transportation systems including radar cruise control and electronic toll collection systems. 7203 JP’s common stock is traded on the Tokyo Stock Exchange under the symbol “7203.” Information filed by 7203 JP with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-14948.

	High	Low	Close

2000
First Quarter	5500.0000	4170.0000	5370.0000
Second Quarter	5800.0000	4380.0000	4830.0000
Third Quarter	5030.0000	4050.0000	4270.0000
Fourth Quarter	4580.0000	3620.0000	3650.0000

2001
First Quarter	4760.0000	3370.0000	4350.0000
Second Quarter	4450.0000	3900.0000	4390.0000
Third Quarter	4440.0000	2665.0000	3060.0000
Fourth Quarter	3420.0000	2970.0000	3320.0000

2002
First Quarter	3920.0000	3210.0000	3650.0000
Second Quarter	3790.0000	2950.0000	3180.0000
Third Quarter	3450.0000	2690.0000	3130.0000
Fourth Quarter	3300.0000	2755.0000	3190.0000

2003
First Quarter	3300.0000	2625.0000	2635.0000
Second Quarter	3180.0000	2455.0000	3110.0000
Third Quarter	3920.0000	2975.0000	3280.0000
Fourth Quarter	3720.0000	3130.0000	3620.0000

2004
First Quarter	4010.0000	3390.0000	3880.0000
Second Quarter	4440.0000	3730.0000	4420.0000
Third Quarter	4520.0000	4030.0000	4220.0000
Fourth Quarter	4320.0000	3780.0000	4170.0000

2005
First Quarter	4220.0000	3940.0000	3990.0000
Second Quarter	4150.0000	3790.0000	3970.0000
Third Quarter (through September 26, 2005)	5030.0000	3970.0000	5020.0000

Unilever NV-CVA

According to publicly available documents, Unilever NV-CVA (“UNA NA”) manufactures foods and home and personal care products.  UNA NA produces Ben & Jerry’s and Breyers ice cream, AdeS soy drinks, Brunch, Boursin, and Crème Bonjour dairy spreads, Bertolli olive oil, Five Brothers pasta sauce, Lipton tea drinks, Knorr soups, Hellmann’s mayonnaise, Lawry’s marinades, Dove soap, Comfort fabric softener and Axe and Rexona deodorants. UNA NA’s common stock is traded on the Amsterdam Exchange under the symbol “UNA.” Information filed by UNA NA with the SEC under the Exchange Act can be located by reference to its SEC filing number: 001-04547.

	High	Low	Close

2000
First Quarter	57.9500	40.0000	51.5500
Second Quarter	58.2500	45.9500	48.0500
Third Quarter	55.7000	46.5000	55.0000
Fourth Quarter	71.6500	54.0000	67.4000

2001
First Quarter	68.3000	55.9000	60.1000
Second Quarter	70.8000	57.9000	70.8000
Third Quarter	71.6000	53.8500	59.4000
Fourth Quarter	66.7500	55.1000	65.8500

2002
First Quarter	68.2000	61.3000	65.8000
Second Quarter	72.5000	60.3000	66.3000
Third Quarter	67.7500	48.0000	59.9000
Fourth Quarter	65.3000	55.7000	58.5500

2003
First Quarter	60.1000	47.3100	54.5500
Second Quarter	59.6000	45.3500	46.7200
Third Quarter	54.4500	45.6500	50.5000
Fourth Quarter	52.4500	48.2300	51.8500

2004
First Quarter	59.4500	51.1500	56.1500
Second Quarter	60.1500	51.7500	56.1000
Third Quarter	56.4500	46.2100	46.3200
Fourth Quarter	49.4700	44.0500	49.3300

2005
First Quarter	53.2500	48.0300	52.5000
Second Quarter	55.0000	48.8500	53.6500
Third Quarter (through September 26, 2005)	60.1000	52.4000	59.8000

HEDGING

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the stocks and/or listed and/or over-the-counter options or futures on stocks or listed and/or over-the-counter options, futures or exchange-traded funds relating to the stocks. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

•                                          acquire or dispose of long or short positions of securities of issuers of the stocks,

•                                          acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the value of the stocks,

•                                          acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

•                                          any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of stocks, listed or over-the-counter options or futures on stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the performance of the stocks or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See “Risk Factors” in the accompanying prospectus for a discussion of these adverse effects.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion below supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement. This discussion applies to you if you are a United States holder, you hold your Note as a capital asset for U.S. federal income tax purposes, and, unless otherwise indicated, you acquire your Notes at the initial issue price in this offering. You are a United States holder if you are a beneficial owner of a Note and you are either:

•                                          a citizen or resident alien individual of the United States;

•                                          a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•                                          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States holder.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), U.S. Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. This discussion is not a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. Furthermore, this discussion may not provide a detailed description of the U.S. federal income tax consequences applicable to you if you are a taxpayer subject to special treatment under the U.S. federal income tax laws, such as:

•                                          a person subject to the alternative minimum tax;

•                                          an expatriate;

•                                          a financial institution;

•                                          an individual retirement or other tax-deferred account;

•                                          a dealer in securities or currencies;

•                                          a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                                          a life insurance company;

•                                          a tax-exempt organization;

•                                          a person that holds the Notes as a hedge, a position in a “straddle” or as part of a “conversion” transaction for tax purposes; or

•                                          a person whose functional currency is not the U.S. dollar.

If a partnership (including for this purpose any other entity, whether or not created or organized in or under the laws of the United States, treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner as a beneficial owner of a Note generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships are subject to special tax documentation requirements.

You should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you resulting from your ownership of the Notes, as well as the consequences to you.

Notice Pursuant To I.R.S. Circular 230

Neither the discussion under the heading “Supplemental U.S. Federal Income Tax Consequences,” nor the discussion under the heading “United States Federal Income Taxation” in the accompanying prospectus supplement (such discussions collectively being the “Tax Discussion”), is intended or written by CIBC or by its counsel to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed under U.S. tax laws. The Tax Discussion is provided to support the promotion or marketing by CIBC of the Notes. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor concerning the potential tax consequences of an investment in Notes.

Interest Income

In the opinion of our counsel, Mayer, Brown, Rowe & Maw LLP, your Note will be treated as a debt instrument subject to the special tax rules governing contingent debt instruments for U.S. federal income tax purposes because although the Notes provide for annual coupon payments, all but one of these coupon payments are contingent on the performance of the stocks.

Under the contingent debt instrument rules, you will be required to take into account interest income on the Notes on a constant yield basis based on the comparable yield (which is described below), regardless of whether you use the cash or accrual method of tax accounting. As a result of the operation of these rules (as described below), you generally will be required to include interest income each year you hold the Notes, regardless of whether a coupon payment is made on the Notes, including some interest income in 2005 representing interest accruals in advance of the first coupon payment in 2006.

Operation of the Contingent Debt Instrument Rules

Under the contingent debt instrument rules, you will accrue an amount of ordinary interest income, as original issue discount for U.S. Federal income tax purposes, for each accrual period prior to and including the maturity date of the Notes that equals:

•                                          the product of (a) the adjusted issue price of the Notes as of the beginning of the accrual period and (b) the comparable yield to maturity of the Notes, adjusted for the length of the accrual period;

•                                          divided by the number of days in the accrual period; and

•                                          multiplied by the number of days during the accrual period that you held the Notes.

The initial issue price of the Notes will be $1,000. The adjusted issue price of a Note is its issue price increased by interest previously accrued on the Note (determined without regard to any adjustments to interest accruals described below), and decreased by the amount of any projected payments previously made on the Notes. The comparable yield is the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes. We have determined that the comparable yield for the Notes is 4.45%, compounded semiannually. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule, described below, could differ materially from the projected payment schedule provided by us.

The contingent debt instrument rules also require that we provide, solely for U.S. Federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the Notes. This schedule must produce the comparable yield. For U.S. Federal income tax purposes, you must use the comparable yield and the projected payment schedule in determining interest accruals, and the adjustments thereto described below, in respect of the Notes, unless you timely disclose and justify your use of other estimates to the IRS.

Based on the comparable yield, if you are an initial holder that holds a Note to maturity, and you pay your taxes on a calendar year basis, you would generally have to include in income the following amounts of interest income from the Note each year (subject to adjustment as discussed below): $7.34 in 2005, $44.50 in 2006 and $37.16 in 2007. The projected payment schedule for a Note is as follows: $0.00 for 2005, $44.50 in 2006 and $1,044.50 in 2007.

THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF YOUR INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE NOTES FOR U.S. FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE NOTES.

Adjustments to Interest Accruals

If the amount of the coupon payment you receive in a taxable year with respect to a Note exceeds the amount of the projected payment for that taxable year, you will incur a “net positive adjustment” under the contingent debt instrument rules equal to the amount of such excess. You must treat any “net positive adjustment” as additional interest income for the taxable year. If the amount of the coupon payment you receive in a taxable year with respect to a Note is less than the amount of the projected payment for that taxable year, you will incur a “net negative adjustment” under the contingent debt instrument rules equal to the amount of the difference. A “net negative adjustment” will reduce the amount of interest income you must include on the Notes for that taxable year.

If you purchase Notes for an amount other than their adjusted issued price, you may be required to make additional adjustments to the amount of interest you otherwise include in income with respect to the Notes, which adjustments would adjust your basis in the Notes. If you purchase Notes for an amount other than upon their adjusted issue price, you should consult your tax advisor regarding the application of those special rules.

Sale, Exchange or Retirement of a Note

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield and the projected payment schedule for the Notes), decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the Notes (without regard to actual amount paid) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase the Notes at a price other than their stated principal amount.

In addition, if you hold a Note at maturity, and the actual payment of cash you receive at maturity is greater or less than the payment at maturity reflected on the projected payment schedule, you will incur a net positive adjustment or net negative adjustment, respectively, equal to the amount of the excess or deficit. In the case of net positive adjustment, you will treat the adjustment as additional interest income for that taxable year. In the case of net negative adjustment, this adjustment will (a) reduce the amount of interest income on the Notes you included in income for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the amount of interest income on the Notes you included in income during prior taxable years.

Because the Notes are subject to the contingent debt instrument rules, any gain you recognize upon the sale or maturity of the Notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. The deductibility of capital loss is subject to limitation.

Information Reporting and Backup Withholding

Please see the discussion under “United States Federal Income Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Note. Please note, however, that the current rate of backup withholding is 28%.

SUPPLEMENTAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain of the principal Canadian federal income tax consequences generally applicable to a holder who purchases Notes at the time of their issuance and who at all relevant times, for purposes of the Income Tax Act (Canada) which we refer to as the “Act”, is neither resident nor deemed for any purpose to be resident in Canada, deals with CIBC at arm’s length, does not use or hold and is not deemed to use or hold the Note in carrying on a business in Canada and is not a non-resident insurer which carries on business partly in Canada and partly outside Canada. We refer to such holders as “non-resident holders.”

This summary is based on the Act and the regulations made thereunder (which we refer to as the “regulations”) in force on the date of this terms supplement, all specific proposals (which we refer to as the “proposals”) to amend the Act and the regulations publicly announced prior to the date of this terms supplement by the Minister of Finance (Canada) and the administrative positions or assessing practices of the Canada Revenue Agency, formerly known as The Canada Customs and Revenue Agency (which we refer to as the “CRA”) as made publicly available prior to the date of this terms supplement. Except for the proposals, this summary does not take into account or anticipate any changes to the law or the CRA’s administrative positions or assessing practices whether by legislative, governmental or judicial action nor does it take into account provincial, territorial or foreign income tax legislation or considerations. This summary is not applicable to a holder that would be a “foreign affiliate” of a person resident in Canada for purposes of the Act.

This summary is of a general nature only, is not exhaustive of all Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular non-resident holder. Non-resident holders are advised to consult their own tax advisors with respect to their particular situations.

The discussion below supplements the Canadian federal income tax consequences described in the accompanying prospectus supplement and, if the discussion below is inconsistent with that contained in the prospectus supplement, the discussion below should supersede that contained in the prospectus supplement.

Based in part on an understanding of the CRA’s administrative practice, the payment by CIBC of the principal amount, and any coupon payment, on a Note to a non-resident holder will be exempt from Canadian non-resident withholding tax. Similarly, Canadian non-resident withholding tax should not apply to any amount paid to the non-resident holder as proceeds of disposition of the Note.

No other taxes on income (including taxable capital gains) will be payable under the Act by a non-resident holder in respect of the acquisition, holding, redemption or disposition of a Note.

ERISA CONSIDERATIONS

The discussion below is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan (as defined below) that is considering an investment in the Notes should consult with its legal advisors regarding the consequences of such investment.

Any prospective purchaser using “plan assets” of any “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or of any “plan” within the meaning of Section 4975 of the Code (each of the foregoing, a “Plan”) should consider the applicable fiduciary standards under ERISA, the Code and any other applicable law, including diversification and prudence requirements, before authorizing an investment in the Notes. In addition, ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and persons having specified relationships to such Plan (“parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code).

Governmental and certain church plans (each as defined under ERISA) are not subject to ERISA or Section 4975 of the Code but may be subject to substantially similar applicable laws or regulations. Any fiduciary of a governmental or church plan considering purchase of Notes should determine the need for, and the availability of, any exemptive relief under such laws or regulations.

We, or CIBC World Markets Corp., may be a party in interest or a disqualified person with respect to Plans that purchase Notes, as a result of various financial services (including trustee, custodian, investment management or other services) that we or an affiliate provide to such Plans. An investment in Notes by a Plan may give rise to a prohibited transaction in the form of a sale of property to an investing Plan, or an extension of credit by such investing Plan. Consequently, before investing in the Notes, any person who is, or who is acquiring the Notes for, or on behalf of, a Plan must determine that the purchase, holding and disposition of the Notes will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the purchase, holding and disposition of the Notes.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and Section 4975 of the Code which may be available to a Plan which is investing in the Notes include: (i) Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 84-14, regarding transactions effected by qualified professional asset managers; and (iv) PTCE 95-60, regarding investments by insurance company general accounts (collectively referred to as the “Plan investor exceptions”). The Notes may not be acquired by any person who is, or who in acquiring such Notes is using the assets of, a Plan unless one of the Plan investor exemptions or another applicable exemption is available to the Plan, and all conditions of such exemption are satisfied.

The acquisition of the Notes by any person or entity who is, or who in acquiring such Notes is using the assets of, a Plan shall be deemed to constitute a representation by such person or entity to us that the purchase, holding and disposition of the Notes is afforded exemptive relief from the prohibited transaction restrictions under ERISA and Section 4975 of the Code pursuant to the Plan investor exemptions or another applicable exemption. Any person or entity who is, or who is acquiring such Notes is using the assets of, a governmental or church plan shall be deemed to constitute a representation by such person or entity to us that the acquisition and holding of such Notes is not prohibited by any federal, state or local laws or regulations applicable to such plan.

SUPPLEMENTAL PLAN OF DISTRIBUTION

In addition to our affiliate, CIBC World Markets Corp., we have appointed certain other dealers as our agents to solicit offers on a reasonable efforts basis to purchase the Notes. The agents are parties to the distribution agreement described in the “Plan of Distribution” in the accompanying prospectus supplement. The agents may also appoint subagents to purchase the Notes. The agents or their subagents will receive a commission of up to 2.50% of the principal amount of each Note sold through their efforts.  We may, in our discretion, offer certain agents or subagents an additional commission of up to 0.50% of the principal amount of the Notes sold through their efforts.

The agents may purchase the Notes as principal at prices to be agreed upon at the time of sale. They may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

This terms supplement and the accompanying prospectus supplement may be used by CIBC World Markets Corp. or any of our other affiliates in connection with offers and sales of the Notes in secondary market transactions. A secondary market transaction is one in which CIBC World Markets Corp. or another of our affiliates resells a Note that it has previously acquired from another holder. A secondary market transaction in a particular Note occurs after the original sale of the Note. We describe secondary market transactions and other matters relating to the distribution of the Notes in the accompanying prospectus supplement and the accompanying prospectus under “Plan of Distribution.”

Unless we or any of the agents inform you in your confirmation of sale that your Note is being purchased in its original offering and sale, you may assume that you are purchasing your Note in a secondary market transaction.

You should rely only on the information incorporated by reference or provided in this terms supplement and the accompanying prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this terms supplement and the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 28, 2003)

US$600,000,000
Canadian Imperial Bank of Commerce
EQUITY-LINKED NOTES

We may offer global equity-linked notes from time to time. The specific terms of any notes that we offer will be included in a terms supplement. The equity-linked notes will have the following general terms unless otherwise specified in the applicable terms supplement:

  •
  Payments on the notes will be linked to single reference equity securities, baskets or indices of reference equity securities, baskets of indices of reference equity securities or one or more commodity prices.

  •
  The notes may be optionally or mandatorily exchanged for reference equity securities of an issuer that is not affiliated with us or for the cash value of the reference equity securities, baskets or indices of reference equity securities, baskets of indices of reference equity securities or one or more commodity prices to which the notes may be linked.

  •
  The notes will pay interest on the dates stated in the applicable terms supplement, or the notes may be non-interest bearing.

  •
  The notes will be denominated in U.S. dollars.

  •
  The notes may be callable by us or puttable by you.

  •
  The notes will be initially held in global form by The Depository Trust Company.

The notes will not be insured under the Canadian Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

Investing in the notes involves risks.
See "Risk Factors" beginning on page S-2 and in the applicable terms supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CIBC World Markets Corp., our indirect wholly-owned subsidiary, has agreed to use its reasonable efforts to solicit offers to purchase the notes as our agent. It may also purchase the notes as principal at prices to be agreed upon at the time of sale. It may resell any notes it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

CIBC World Markets Corp. may use this prospectus supplement and the accompanying prospectus in the initial sale of any note. In addition, CIBC World Markets Corp. or any other affiliate of ours may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any note after its initial sale. Unless CIBC World Markets Corp. informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

CIBC World Markets

May 28, 2003

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any terms supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

i

SUMMARY

        The following summary describes the notes we are offering in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable terms supplement.

        We may offer from time to time up to US$600,000,000 of the equity-linked notes described in this prospectus supplement. We will sell the notes primarily in the United States, but we may also sell them outside the United States in accordance with applicable securities laws or both in and outside the United States simultaneously.

General terms of the notes

        We will describe the terms of each issue of notes in the applicable terms supplement. The notes will have the following general terms unless we specify otherwise in the applicable terms supplement.

  •
  Payments of principal and/or interest on the notes will be linked to the performance of a single reference equity security, baskets or indices of reference equity securities, baskets of indices of reference equity securities or commodity prices.

  •
  The notes may be optionally or mandatorily exchanged for equity securities of an issuer that is not affiliated with us or for the cash value of the reference equity securities, baskets or indices of reference equity securities, baskets of indices of reference equity securities or commodity prices to which the notes may be linked.

  •
  The notes will mature and will pay interest, if any, on the dates specified in the applicable terms supplement.

  •
  The notes will bear interest at a fixed rate, which may be zero, or at a rate subject to a formula that will be described in the applicable terms supplement.

  •
  The notes will be denominated in U.S. dollars.

  •
  The notes will constitute our unsecured and unsubordinated contractual obligations and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

  •
  The notes will not be redeemable prior to their stated maturity.

  •
  We will use reasonable efforts to list the notes on a securities exchange.

Forms of the notes

        The notes will be issued in fully registered form and will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary, or by certificates issued in definitive form, as set forth in the applicable terms supplement. We will not issue notes originally represented by global securities as certificated securities except under the circumstances described in "Forms of Debt Securities—Global Securities" in the prospectus. For information on DTC's book-entry system, see "Clearance and Settlement" in this prospectus supplement.

How to reach us

        You may contact us at our principal executive offices at Canadian Imperial Bank of Commerce, Commerce Court, Toronto, Ontario, M5L 1A2, Canada, attention: Investor Relations (telephone number (416) 980-6657).

RISK FACTORS

        The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

        The notes are not secured debt and are riskier than ordinary unsecured debt securities. The return on the notes will be linked to the performance of the reference equity securities or an index of equity securities specified in the applicable terms supplement. Investing in the notes is not the equivalent of investing in the associated reference equity securities or index. This section describes the most significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying terms supplement and prospectus, before investing in the notes.

The notes are not ordinary debt securities; the return is linked to equity securities.

        The notes combine features of equity and debt. The terms of the notes differ from those of ordinary debt securities in that the amount of interest we will pay you or the amount we will pay you at maturity will depend upon the market value of the reference equity securities or index of equity securities. The terms supplement for any notes will set forth the manner in which we will determine the payments of interest and maturity amount we will make. Accordingly, you may receive a greater or lesser return than you would receive on comparable debt securities that are not equity-linked. In addition, we may have the right to deliver to you shares of the reference equity security rather than cash. Under some circumstances, the market value of the reference equity security may be less than the principal amount of the notes and may be zero. Accordingly, you may lose some or all of the amount you invest in certain of our notes.

The market price of the notes will be influenced by unpredictable factors.

        The market price of the notes may move up or down between the date you purchase them and the date when we determine the amount to be paid to holders of the notes on the maturity date or any earlier redemption date. Therefore, you may sustain a loss, which may be significant, if you sell the notes in the secondary market during that time. Several factors, many of which are beyond our control, will influence the value of the notes.

Various factors may affect the value of the notes.

        Factors that may influence the value of the notes include:

  •
  the market price on any day of the reference equity securities, indices of reference equity securities or commodity prices;

  •
  the frequency and magnitude of changes (volatility) in price of the reference equity securities, indices of reference equity securities or commodity prices;

  •
  the dividend rate on the reference equity securities (while not paid to holders of the notes, dividend payments, if any, on the securities may have an influence on the market price of the securities and therefore on the associated notes);

  •
  economic, financial, political and regulatory or judicial events that affect stock markets generally which may also affect the market price of the reference equity securities or index;

  •
  interest and yield rates in the market;

  •
  the time remaining to the maturity of the notes; and

  •
  the creditworthiness of CIBC.

If the market price of the reference equity securities or index changes, the market value of the associated notes may not change in the same manner.

        Owning the notes is not the same as owning the reference equity securities. Accordingly, the market value of your notes may not have a direct relationship with the market price of the reference equity securities or index and changes in the market price of the reference equity securities or index may not result in a comparable change in the market value of your notes. For example, the market value of your notes may not increase even if the price of the reference equity securities or index increases. It is also possible for the price of the reference equity securities or index to increase while the market price of your notes declines.

Trading and other transactions by our affiliates in the reference equity securities or options or in other derivative products on the reference equity securities or indices may impair the value of the associated notes.

        As described below under "Hedging," one or more of our affiliates may hedge our or its obligations under the notes by purchasing the reference equity securities, or options on those securities or other derivative instruments with returns linked to or related to changes in the value of the reference equity securities or index. One or more of our affiliates may also adjust these hedges by, among other things, purchasing or selling the reference equity securities, options or other derivative instruments at any time and from time to time. Any of these hedging activities may affect the price of the reference equity securities or index and, therefore, the value of associated notes. It is possible that one or more of our affiliates could receive substantial returns from these hedging activities while the value of the reference equity securities or index may decline.

        We or one or more of our affiliates may also engage in trading in the reference equity securities and other investments relating to the reference equity securities or indices on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could affect the price of the reference equity securities or index and, therefore, the value of the associated notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the reference equity securities or indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

        The indenture governing the notes does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the reference equity securities or derivative instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold the reference equity securities or derivative instruments for your benefit in order to enable you to exchange your notes for the associated reference equity securities or derivative commitments under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of the reference equity securities or derivative commitments owned by us or our affiliates will be subject to the claims of our creditors generally and will not be available specifically for your benefit.

Amounts payable on the Notes may be limited by state law.

        New York State law governs the Indenture under which the notes will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or a federal court sitting outside New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for the benefit of the noteholders, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

You have no shareholder rights in the reference equity securities.

        As a holder of notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of the reference equity securities would have.

You will have more limited antidilution protection than if you invested directly in the reference equity securities.

        CIBC, as calculation agent for the notes, will adjust the amount of interest or the amount payable at maturity, as specified in the applicable terms supplement, for certain events affecting any reference index of equity securities, such as additions or subtractions of companies from the index, or any issuer of reference equity securities, such as stock splits and stock dividends and mergers. However, we may not be required to make an adjustment for every event that can affect the reference index or equity securities. If an event occurs that does not require us to adjust the amount payable at maturity in respect of the reference equity security or reference index of equity securities, the market price of the associated notes and the amount of interest or the principal amount payable at the maturity may be materially and adversely affected.

Our business activities may create conflicts of interest between you and us.

        As calculation agent, we will calculate the amount of interest and principal at maturity you will receive. We and one or more of our affiliates may, at present or in the future, engage in business with an issuer of reference equity securities or its competitors, including making loans to or equity investments in an issuer of reference equity securities or its competitors or providing either with investment banking, asset management or other advisory services, including merger and acquisition advisory services. These activities may present a conflict between our affiliates' obligations and your interests. Moreover, we or one or more of our affiliates may have published and may in the future publish research reports on an issuer of reference equity securities or upon any reference index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities could influence our determinations as calculation agent or affect the price of the reference equity securities or index and, therefore, the value of the associated notes.

We, CIBC World Markets and our affiliates have no affiliation with the issuers of the reference equity securities, and are not responsible for public disclosure of information by an issuer of reference equity securities, whether contained in SEC filings or otherwise.

        We, CIBC World Markets and our affiliates are not affiliated with the issuers of the reference equity securities and have no ability to control or predict the actions of these issuers, including any corporate actions of the type that would require us to adjust the amount payable to you on the notes, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting the issuers of reference equity securities. The issuers of the reference equity securities will not be involved in the offer of the notes in any way and have no obligation to consider your interest as a holder of the notes in taking any corporate actions that might affect the value of the associated notes. The issuers of the reference equity securities may take actions that will adversely affect the value of the associated notes. None of the money paid for the notes will go to the issuers of the reference equity securities.

        Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the issuers of the reference equity securities contained in any terms supplement or in any publicly available filings made by the issuers of the reference equity securities. You should make your own investigation into the relevant issuers of the reference equity securities.

Significant aspects of the tax treatment of the notes are uncertain.

        You should also consider the tax consequences of investing in the notes. Significant aspects of the tax treatment of the notes may be uncertain. We do not plan to request a ruling from the Internal Revenue Service (the "IRS") or the Canada Customs and Revenue Agency (the "CCRA") regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement and any applicable terms supplement. Please read carefully the sections entitled "United States Federal Income Taxation" and "Canadian Federal Income Taxation" below and in the applicable terms supplement. You should consult your tax advisor about your own tax situation.

Secondary trading in the notes may be limited and may affect your ability to sell your notes.

        You should be willing to hold your notes until the maturity date. There may be little or no secondary market for the notes. Although we expect to list the notes on a national securities exchange, we are not obligated to do so. Even if we list an issue of notes on a national securities exchange, it is not possible to predict whether the notes will trade in the secondary markets. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Upon completion of any offering of an issue of notes, our affiliates may act as market makers for the notes of that issuer but they are not required to do so. If our affiliates do make a market in an issue of notes, they may stop making a market in the notes at any time.

ADDITIONAL RISKS

Additional risks specific to the notes will be detailed in the applicable terms supplements.

DESCRIPTION OF NOTES

        Investors should read carefully the general terms and provisions of our debt securities in "Description of the Debt Securities" in the prospectus. This section supplements that description. The terms supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in the "Description of the Debt Securities" section of the prospectus.

General Terms of Notes

        We will issue the notes under the Indenture dated                    , 2003 between us and Wilmington Trust Company, as trustee (the "Indenture"). The Indenture does not limit the amount of additional indebtedness that we may incur.

        The amount of payments of principal (and premium, if any) or interest or return, if any, on the notes will be linked to or determined with reference to the price change or the performance of (on specific dates or periods) a reference equity security, baskets or indices of reference equity securities, baskets of indices of reference equity securities or one or more commodity prices specified in the applicable terms supplement.

        Ranking.    The notes will be direct, unsecured and unsubordinated contractual obligations of CIBC and will constitute deposit liabilities which will rank pari passu in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The notes will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. In the case of the insolvency of CIBC, the Bank Act provides that priorities among payments of deposit liabilities of CIBC (including payments in respect of the debt securities) and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities.

        Terms Specified in Terms Supplements.    A terms supplement will specify the following terms of any issuance of notes to the extent applicable:

  •
  the issue price (price to public);

  •
  the aggregate principal amount;

  •
  the denominations or minimum denominations;

  •
  the original issue date;

  •
  the stated maturity date and any terms related to any extension of the maturity date;

  •
  the single reference equity security, basket of reference equity securities, index of reference equity securities, baskets of indices of reference equity securities or commodity prices to which the notes are linked, which may be securities of U.S. or foreign entities or indices of securities of U.S. or foreign entities;

  •
  the rate (including any formula used to calculate such rate) per year at which the notes will bear interest, if any, and the dates on which interest will be payable;

  •
  whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

  •
  whether the notes may be optionally or mandatorily exchanged for a reference equity security or securities;

  •
  whether the notes will be listed on any securities exchange;

  •
  the events that may cause us to adjust the payment terms of the notes to reflect a change in any reference index or a corporate event involving the issuer of any reference equity securities, and the terms of any such adjustment; and

  •
  any other terms on which we will issue the notes.

Forms of Notes

        We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes.

        Book-Entry Notes.    For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Debt Securities—Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

        Each global certificate representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., a nominee of DTC. These certificates name DTC or its nominee as the owner of the notes. DTC maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of DTC's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of DTC's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Debt Securities—Global Securities." DTC has confirmed to us that it intends to follow these procedures. For additional information about these procedures see "Clearance and Settlement."

        Certificated Notes.    If we issue notes in certificated form, the certificates will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or for interests in book-entry notes.

        Replacement of Notes.    At the expense of the holder, we will replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the trustee may be required before a replacement note will be issued.

Interest and Principal Payments

        Payments, Exchanges and Transfers.    Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at the office of the paying agent in Wilmington, Delaware or New York, New York that we maintain for that purpose. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of the Debt Securities—Global Securities" in the prospectus. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the notes is Wilmington Trust Company, acting through its corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. We refer to Wilmington Trust Company, acting in this capacity, as the paying agent.

        We will not be required to:

  •
  register the transfer of or exchange any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased,

  •
  register the transfer of notes or exchange notes to be redeemed, for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption, or

  •
  register the transfer of or exchange any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

        No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. The "record date" for any interest payment date is the date one business day prior to that interest payment date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than fifteen calander days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

        Book-Entry Notes.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of DTC, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that DTC, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of DTC. We also expect that payments by DTC's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Notes.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

  •
  by check mailed to the address of the person entitled to payment as shown on the note register; or

  •
  for a holder of at least US$10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

        U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

Equity-Linked Notes

        Each note will bear interest, if any, from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment or at a rate subject to a formula that will be described in the applicable terms supplement.

        How Interest Is Calculated.    Interest on notes will be computed on the basis of a 360-day year of twelve 30-day months.

        How Interest Accrues.    Interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a terms supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "—If a Payment Date is Not a Business Day."

        When Interest Is Paid.    Payments of interest on notes will be made on the interest payment dates specified in the applicable terms supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

        Amount of Interest Payable.    Interest payments for notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

        If a Payment Date is Not a Business Day.    If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

        A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in Toronto, Ontario, Wilmington, Delaware or New York, New York.

Exchangeable Notes

        We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

  •
  the equity securities of an entity not affiliated with us;

  •
  a basket of those securities;

  •
  an index or indices of those securities; or

  •
  any combination (or the cash value thereof) of the above.

        The exchangeable notes may or may not bear interest or may be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

        Optionally Exchangeable Notes.    If the notes you purchase are optionally exchangeable, you will have the option, during a specified period, or at specific times, to exchange your notes for the underlying equity securities at a specified rate of exchange. If specified in the applicable terms supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If you do not elect to exchange your optionally exchangeable notes prior to maturity or any applicable redemption date, you will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

        Mandatorily Exchangeable Notes.    If the notes you purchase are mandatorily exchangeable, you must exchange the notes for the underlying equity securities at a specified rate of exchange, and, therefore, depending upon the value of the underlying equity securities at maturity, you may receive more or less than the principal amount of the notes at maturity. If so indicated in the applicable terms supplement, the specified rate at which you may exchange a mandatorily exchangeable note may vary depending on the value of the underlying equity securities so that, upon exchange, you will participate in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying equity securities. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require you to exchange your notes for the underlying equity securities.

        Payments upon Exchange.    The terms supplement will specify if upon exchange, at maturity or otherwise, you may receive, at the specified exchange rate, either the underlying reference equity securities or the cash value of the underlying reference equity securities upon exchange of your exchangeable notes. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable terms supplement.

        Special Requirements for Exchange of Global Securities.    If an optionally exchangeable note is represented by a global note, DTC's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that DTC's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify DTC of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to DTC.

Redemption and Repayment of Notes

        Optional Redemption by CIBC.    The terms supplement will indicate the terms of any option that we may have to redeem the notes prior to their maturity. We will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable terms supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund unless otherwise stated in the applicable terms supplement.

        Repayment at Option of Holder.    If applicable, the terms supplement relating to each note will indicate that you have the option to require us to repay the note on a specified date or dates prior to their maturity date. The repayment price will be specified in the terms supplement.

        For CIBC to repay a note, the paying agent must receive at least 15 days but not more than 30 days prior to the repayment date:

  •
  the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

        You may not revoke your exercise of the repayment option for a note. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

        Special Requirements for Optional Repayment of Global Notes.    If a note is represented by a global note, DTC or DTC's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the deadline by which an instruction must be given in order for timely notice to be delivered to DTC.

        Open Market Purchases by CIBC.    We or one of our affiliates may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation. We will comply with the requirements under applicable securities laws or regulations in connection with any repurchase.

        Tax Redemption.    Unless otherwise indicated in the applicable terms supplement, we have the right to redeem, in whole but not in part, any of the notes at our option at any time prior to maturity, upon the giving of a notice of redemption as described below if we have or will become obligated to pay additional amounts with respect to any such notes as described below under "—Payment of Additional Amounts." If we exercise this right, the redemption price of the notes will be determined in the manner described in the applicable terms supplement. Prior to the giving of any notice of redemption pursuant to this paragraph, we will deliver to the trustee:

  •
  a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

  •
  an opinion of independent counsel or written advise of a qualified tax expert, such counsel or expert being reasonably acceptable to the trustee, to such effect based on such statement of facts;

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay such additional amounts if a payment in respect of such notes were then due. Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice will be given in accordance with "Clearance and Settlement—Notices" below.

Payment of Additional Amounts

        Unless otherwise indicated in the applicable terms supplement, we will, subject to certain exceptions and limitations set forth below, pay such additional amounts to the beneficial owner of any note who is resident in the United States (for purposes of The Canada-United States Tax Convention (1980)) as may be necessary in order that every net payment of the principal of and interest on such security and any other amounts payable on the note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by Canada (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. We will not, however, be required to make any payment of additional amounts to any beneficial owner for or on account of:

  •
  any such tax, assessment or other governmental charge that would not have been so imposed but for a connection (including, without limitation, carrying on business in Canada or a Province of Canada or having a permanent establishment or fixed base in Canada or a Province of Canada) between such owner or the beneficial owner of a note and Canada or a political subdivision or taxing authority of or in Canada, other than merely holding such note or receiving payments with respect to such notes;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge with respect to such note;

  •
  any tax, assessment or other governmental charge imposed by reason that such owner or beneficial owner of a note does not deal at arm's length within the meaning of the Income Tax Act (Canada) with us;

  •
  any tax, assessment or other governmental charge that is levied or collected otherwise than by withholding from payments on or in respect of any such note;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any such security, if such payment can be made without such withholding by at least one other paying agent;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if such compliance is required by Canada or any political subdivision or taxing authority of or in Canada as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

  •
  any combination of the items listed above;

nor shall additional amounts be paid with respect to any payment on a note to a resident of the United States (for purposes of The Canada-United States Income Tax Convention (1980)) who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the security directly.

HEDGING

        In anticipation of the sale of the notes, we or our affiliates may enter into hedging transactions involving purchases or sales of any of the reference equity securities and listed or over-the-counter options on any of the reference equity securities or indices. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

  •
  acquire or dispose of any of the reference equity securities or other securities of the issuers of the reference equity securities;

  •
  take or dispose of positions in listed or over-the-counter options, futures or equity swaps or other instruments based on any of the reference equity securities or indices; and

  •
  take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the U.S. equity markets.

        We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our sole discretion, hold or resell those securities.

        We or our affiliates may close out our hedging positions on or before the maturity date of the notes. That step may involve sales or purchases of any of the reference equity securities, listed or over-the-counter options on any of the reference equity securities or listed or over-the-counter options or other instruments based on indices designed to track the performance of the U.S. equity market, or one or more of its components.

        The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Risk Factors" above for a discussion of these adverse effects.

CLEARANCE AND SETTLEMENT

        We have obtained the information in this section from sources we believe to be reliable, including from DTC, Euroclear Bank S.A./N.V. as operator of the Euroclear system ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking Luxembourg"), but we take no responsibility for the accuracy of this information. DTC, Euroclear and Clearstream Banking Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC's, Euroclear's or Clearstream Banking Luxembourg's performance of their obligations under their rules and procedures; nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

  The Depository Trust Company

        DTC is:

  •
  a limited-purpose trust company organized within the meaning of the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by The Depository Trust & Clearing Corporation, which in turn is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NASDAQ, the American Stock Exchange and the National Association of Securities Dealers, Inc.

        According to DTC, the foregoing information about DTC has been provided to us for informational purposes only and is not a representation, warranty or contract modification of any kind.

  Euroclear and Clearstream Banking Luxembourg

        Like DTC, Euroclear and Clearstream Banking Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream Banking Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Euroclear and Clearstream Banking Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream Banking Luxembourg by clearing through or maintaining a custodial relationship with Euroclear or Clearstream Banking Luxembourg participants.

  Ownership of Notes through DTC, Euroclear and Clearstream Banking Luxembourg

        We will issue the notes in the form of a fully registered book-entry security, registered in the name of Cede & Co., a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the book-entry security. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts.

        You may hold your beneficial interests in the book-entry security through Euroclear or Clearstream Banking Luxembourg, as participants in DTC, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream Banking Luxembourg will hold their participants' beneficial interests in the book-entry security in their customers' securities accounts with their depositaries.

        These depositaries of Euroclear and Clearstream Banking Luxembourg in turn will hold such interests in their customers' securities accounts with DTC.

        We and the trustee generally will treat the registered holder of the notes, initially Cede & Co., as the absolute owner of the notes for all purposes. Once we and the trustee make payments to the registered holders, we and the trustee will no longer be liable on the notes for the amounts so paid. Accordingly, if you own a beneficial interest in the book-entry security, you must rely on the procedures of the institutions through which you hold your interests in the book-entry security (including DTC, Euroclear, Clearstream Banking Luxembourg, and their participants) to exercise any of the rights granted to the holder of the book-entry security. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of such book-entry security, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action, and that DTC participant would then either authorize you to take the action or act for you on your instructions.

        DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the notes through such participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the notes. Euroclear's or Clearstream Banking Luxembourg's ability to take actions as a holder under the notes or the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream Banking Luxembourg will take such actions only in accordance with their respective rules and procedures.

        The trustee will not charge you any fees for the notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream Banking Luxembourg

Trading Between DTC Purchasers and Sellers

        DTC participants will transfer interests in the notes among themselves in the ordinary way according to DTC rules. DTC participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Banking Luxembourg Participants

        Participants in Euroclear and Clearstream Banking Luxembourg will transfer interests in the notes among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream Banking Luxembourg.

Trading Between a DTC Seller and a Euroclear or Clearstream Banking Luxembourg Purchaser

        When the notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream Banking Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream Banking Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream Banking Luxembourg will then instruct its depositary to receive the notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant's account and the notes will be credited to the depositary's account. After settlement has been completed, DTC will credit the notes to Euroclear or Clearstream Banking Luxembourg, Euroclear or Clearstream Banking Luxembourg will credit the notes, in accordance with its usual procedures, to the participant's account, and the participant will then credit the purchaser's account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from Euroclear's or Clearstream Banking Luxembourg's account will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

        Participants in Euroclear and Clearstream Banking Luxembourg will need to make funds available to Euroclear or Clearstream Banking Luxembourg in order to pay for the notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear Clearstream Banking Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream Banking Luxembourg until the notes are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream Banking Luxembourg has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream Banking Luxembourg to draw on the line of credit to finance settlement for the notes. Under this procedure, Euroclear or Clearstream Banking Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the notes were credited to the participant's account. However, interest on the notes would accrue from the value date. Therefore, in many cases the interest income on notes that the participant earns during that one-day period will substantially reduce or offset the amount of the participant's overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream Banking Luxembourg charges) to each participant.

        Since the settlement will occur during New York business hours, a DTC participant selling an interest in the notes can use its usual procedures for transferring notes to the depositaries of Euroclear or Clearstream Banking Luxembourg for the benefit of Euroclear or Clearstream Banking Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Trading Between a Euroclear or Clearstream Banking Luxembourg Seller and DTC Purchaser

        Due to time zone differences in their favor, Euroclear and Clearstream Banking Luxembourg participants can use their usual procedures to transfer notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream Banking Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream Banking Luxembourg will then instruct its depositary to credit the notes to the DTC participant's account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Banking Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to value date (which will be the preceding day if the settlement occurs in

New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

        If the Euroclear or Clearstream Banking Luxembourg participant selling the notes has a line of credit with Euroclear or Clearstream Banking Luxembourg and elects to be in debit for the notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

        Finally, a day trader that uses Euroclear or Clearstream Banking Luxembourg and that purchases notes from a DTC participant for credit to a Euroclear or Clearstream Banking Luxembourg accountholder should bond that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a)
  borrowing through Euroclear or Clearstream Banking Luxembourg for one day (until the purchase side of the day trade is reflected in its Euroclear or Clearstream Banking Luxembourg account) in accordance with the clearing system's customary procedures;

  (b)
  borrowing the notes in the United States from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in the borrower's Euroclear or Clearstream Banking Luxembourg account in order to settle the sale side of the trade; or

  (c)
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream Banking Luxembourg accountholder.

Notices

        Notices to holders of the notes will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to DTC, as holder of the registered global securities, will be passed on to the beneficial owners of the notes in accordance with the standard rules and procedures of DTC and its direct and indirect participants, including Clearstream Banking Luxembourg and the Euroclear.

        See also "Plan of Distribution—Notes Offered on a Global Basis."

UNITED STATES FEDERAL INCOME TAXATION

        The following summary is based on the advice of Mayer, Brown, Rowe & Maw and describes certain of the principal United States federal income tax consequences resulting from the beneficial ownership of notes. This summary does not purport to consider all the possible U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and is not intended to reflect the individual tax position of any beneficial owner. The summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. It deals only with notes held as capital assets by initial purchasers (unless otherwise specified) and does not purport to deal with purchasers in special tax situations, such as financial institutions, tax exempt organizations, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. The summary does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the notes or the holders of the notes.

        Prospective purchasers of the notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

U.S. Holders

        As used in this prospectus supplement, the term "U.S. holder" means a beneficial owner of a note who or which, for U.S. federal income tax purposes, is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if both (i) a court within the United States is able to exercise primary supervision over its administration and (ii) one or more United States persons (as defined in the Code) have the authority to control all of its substantial decisions, or a trust that has made a valid election under Treasury regulations to be treated as a domestic trust.

        As used in this prospectus, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder. In the case of a holder of notes that is a partnership for U.S. federal income tax purposes, each partner will take into account its allocable share of income or loss from the notes, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the activities of the partnership and the partner.

        Payments of Interest.    Subject to the discussion below, payments of interest on a note will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

        General.    The following summary is a general discussion of the U.S. federal income tax consequences to U.S. holders of the purchase, ownership and disposition of notes issued with original issue discount, which we refer to as discount notes. Special rules apply to original issue discount on a discount note that is denominated in a non-U.S. currency. See "—Non-U.S. Currency Notes—Original Issue Discount."

        For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally defined as 1/4 of 1-percent of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity). The issue price of each note in an issue of notes is the first price at which a substantial amount of such issue of notes has been sold (ignoring sales to brokers, dealers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a note generally is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

        Payments of qualified stated interest on a note are taxable to a U.S. holder as ordinary interest income at the time when such payments are accrued or are received, in accordance with the U.S. holder's regular method of tax accounting. A U.S. holder of a discount note having a maturity of more than one year from the date of issue must include original issue discount in income as ordinary interest for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. holder of a discount note is the sum of the daily portions of original issue discount with respect to such discount note for each day during the taxable year on which such U.S. holder held such discount note. The "daily portions" of original issue discount on any discount note are determined by allocating to each day in an accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the discount note as long as (i) each accrual period is no longer than one year, and (ii) each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a discount note at the beginning of the first accrual period is its issue price. Thereafter, the "adjusted issue price" of a discount note is the sum of the issue price plus the amount of original issue discount previously includible in the gross income of the holder reduced by the amount of any payment previously made on the discount note other than a payment of qualified stated interest. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        Acquisition Premium.    A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but less than its stated redemption price at maturity will be considered to have purchased the discount note at an "acquisition premium." Under the acquisition premium rules, the daily portions of original issue discount which a U.S. holder must include in its gross income with respect to such discount note will be reduced by an amount equal to the daily portion of the original issue discount for such day multiplied by the acquisition premium fraction. The numerator of the "acquisition premium fraction" is the excess of the U.S. holder's adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator is the sum of the daily portions for such note for all days after the date of purchase and ending on the stated maturity date (i.e., the total original issue discount remaining on the note).

        Alternatively, rather than applying the acquisition premium fraction to reduce the daily portion of accrued original issue discount, a U.S. holder of a note may elect to compute original issue discount by treating the purchase as a purchase at original issuance and applying the mechanics of the constant yield method described above in "—Original Issue Discount—General." Prior to making this election, U.S. holders of notes should consult their own tax advisors concerning the potential U.S. federal income tax consequences to their particular situations.

        Notes Subject to Contingencies.    For purposes of determining the yield to maturity on a note, if CIBC or the U.S. holder has an unconditional option to cause payments on a note to be made under an alternative payment schedule or schedules, then (i) in the case of an option of CIBC, CIBC will be deemed to exercise or not exercise the option in a manner that minimizes the yield on the note, and (ii) in the case of an option of the U.S. holder, the U.S. holder will be deemed to exercise or not exercise the option in a manner that maximizes the yield on the note.

        If an option is exercised, or not exercised, contrary to the assumptions made pursuant to the rules described above (i.e., a change in circumstances), then, solely for purposes of the accrual of original issue discount, the yield to maturity of the note is redetermined by treating the note as reissued on the date of the change of circumstances for an amount equal to its adjusted issue price on that date.

        Election to Treat all Interest as Original Issue Discount.    A U.S. holder of a note may elect to include in gross income all interest that accrues on the note by using the constant yield method described in "—Original Issue Discount—General" with certain modifications. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant yield method to a note with respect to which this election has been made, (a) the issue price of the note will equal the electing U.S. holder's adjusted basis on the note immediately after acquisition, (b) the issue date of the note will be the date of acquisition by the electing U.S. holder, and (c) no payments on the note will be treated as payments of qualified stated interest. The election must be made for the taxable year in which the U.S. holder acquires the note and will generally apply only to the note (or notes) identified by the U.S. holder in a statement attached to the holder's timely filed U.S. federal income tax return. The election may not be revoked without the consent of the IRS. If a U.S. holder makes the election with respect to a note with "amortizable bond premium" (as described in "—Amortizable Bond Premium"), then the electing U.S. holder is deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the note (with respect to which the election is made) is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant yield method to all interest on a note is made with respect to a "market discount note" (as described in "—Market Discount"), the electing U.S. holder will be deemed to have made an election to include market discount in income currently over the life of all debt instruments held in the year the election applies and all subsequent tax years. The election to currently include market discount in income may not be revoked without the consent of the IRS. Prior to making an election to treat all income of a note (or other debt instrument) as original issue discount, U.S. holders should consult with their own tax advisors as to the consequences resulting from such an election with respect to their own particular situations.

Short-Term Notes

        Generally, an individual or other cash basis U.S. holder of notes having a fixed maturity date not more than 1 year from the date of issue is not required to accrue original issue discount for U.S. federal income tax purposes unless it elects to do so. An election by a cash basis U.S. holder applies to all short-term obligations acquired on or after the beginning of the first taxable year to which the election applies, and for all subsequent taxable years unless the consent is secured from the IRS to revoke the election. Accrual basis U.S. holders and certain other U.S. holders, including banks, regulated investment companies, dealers in securities, common trust funds, U.S. holders who hold short-term notes as part of certain identified hedging transactions, certain pass-through entities and cash basis U.S. holders who so elect, are required to accrue original issue discount on short-term notes on either a straight-line basis or, at the election of the U.S. holder, under the constant yield method (based on daily compounding). In the case of a U.S. holder not required and not electing to include original issue discount in income currently, any gain realized on the sale or retirement of the short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. holders who are not required and do not elect to accrue original issue discount on short-term notes will be required to defer deductions for interest on borrowings allocable to short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

Contingent Payment Notes

        General.    Certain of the equity-linked notes will likely be characterized as contingent payment debt instruments ("CPDIs") for U.S. federal income tax purposes. U.S. holders of CPDIs are required to accrue interest income over time based upon a projected payment schedule that is derived from the issuer's cost of capital for fixed-rate non-contingent debt instruments. The primary method for such accrual is the non-contingent bond method. Under the non-contingent bond method, the issuer of a CPDI is required to calculate the yield it would reasonably be expected to pay on a non-contingent fixed-rate debt instrument and then construct a projected payment schedule of all contingent and non-contingent payments on the instrument that produces the comparable yield. The projected payment schedule is then used to determine the amount of original issue discount that can be included in income by a U.S. holder on a CPDI during a tax year, as well as to make positive and negative adjustments to such amount in order to arrive at the interest income or ordinary loss to be included in the U.S. holder's income for the tax year.

        The amount of interest that accrues on a CPDI is required to be adjusted upward or downward to reflect differences between the actual and projected amounts of the contingent payments. These periodic positive and negative adjustments determine the amount of interest income or, in general, ordinary loss to U.S. holders of CPDIs during a particular accrual period. If the actual amount of a contingent payment is more than its projected amount, the difference is a positive adjustment on the date of the payment. If the amount of a contingent payment is less than its projected amount, the difference is a negative adjustment on the date of the payment. The U.S. holder accounts only for those adjustments that occur during a taxable year in which it holds a CPDI. The amount, if any, by which total positive adjustments on a CPDI exceed the total negative adjustments in the taxable year is a net positive adjustment. A net positive adjustment is generally treated as additional interest for the taxable year. The amount, if any, by which total negative adjustments on a CPDI exceed the total positive adjustments in the taxable year is a net negative adjustment. A U.S. holder's net negative adjustment on a CPDI for a taxable year is treated as follows: (i) first, it reduces the amount of interest for the taxable year that the U.S. holder would otherwise account for on the CPDI, then (ii) if the net negative adjustment exceeds the interest that would otherwise be taken into account, the excess is treated as an ordinary loss by the U.S. holder. However, the amount treated as ordinary loss is limited to the amount of interest income recognized by the U.S. holder on the CPDI in prior taxable years reduced by the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years. If the net negative adjustment exceeds the sum of the amounts treated as a reduction of interest and as ordinary loss on the CPDI for the taxable year, the excess is a negative adjustment carryforward. In general, a U.S. holder treats a negative adjustment carryforward for a taxable year as a negative adjustment on the CPDI on the first day of the succeeding taxable year. However, if a holder of a CPDI has a negative adjustment carryforward on the CPDI in a taxable year in which the CPDI is sold, exchanged, or retired, the negative adjustment carryforward reduces the U.S. holder's amount realized on the sale, exchange, or retirement.

        Sale, Exchange or Retirement.    In general, any gain recognized by a U.S. holder on the sale, exchange, or retirement of a CPDI is interest income. Any loss so recognized by a U.S. holder is in general ordinary loss to the extent that the total interest inclusions on the CPDI exceed the total net negative adjustments the U.S. holder already accounted for as ordinary loss. Any additional loss is treated as loss from the sale, exchange, or retirement of the CPDI. If at the time of the sale, exchange, or retirement there are no remaining contingent payments due on the CPDI under the projected payment schedule, then any gain or loss recognized by the U.S. holder is generally treated as gain or loss from the sale, exchange, or retirement of the CPDI.

        For purposes of determining the amount realized by a U.S. holder on the scheduled retirement of a CPDI, a U.S. holder is treated as receiving the projected amount of any contingent payment due at maturity. If the amount received is different from the projected amount, the difference is treated as a positive or negative adjustment, as discussed above. The amount realized by a U.S. holder on the retirement of a CPDI is reduced by any negative adjustment carryforward determined in the taxable year of the retirement. An unscheduled retirement of a CPDI (or the receipt of a pro rata prepayment that is treated as a retirement of a portion of a CPDI) is treated as a repurchase of the CPDI by the issuer from the U.S. holder for the amount paid.

Market Discount

        A note, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the amount for which a U.S. holder purchased the note is less than

  •
  the note's issue price (as determined above under "—Original issue Discount—General"),

  •
  the note's stated redemption price at maturity (in the case of a subsequent purchaser), or

  •
  the note's "revised issue price" (in the case of a discount note),

and such excess is greater than or equal to 1/4 of 1-percent of such note's stated redemption price at maturity multiplied by the number of complete years to the note's maturity. If such excess is not sufficient to cause the note to be a market discount note, then such excess constitutes de minimis market discount.

        The Code provides that, for these purposes, the "revised issue price" of a note generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the note.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the note. Such election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first year to which the election applies and may not be revoked without the consent of the IRS.

        Market discount accrues on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant yield basis. Such an election shall apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of or partial payment of principal on such note.

Amortizable Bond Premium

        Generally, a U.S. holder that purchases a note for an amount that is in excess of the sum of all amounts payable on the note after its acquisition date (other than payments of qualified stated interest) will be considered to have purchased the note with "amortizable bond premium" equal to such excess. A U.S. holder of such a note will not be subject to the original discount rules and may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset qualified stated interest otherwise required to be included in respect of the note with respect to an accrual period by the bond premium allocable to the accrual period. If the bond premium allocable to the accrual period exceeds the qualified stated interest allocable to the accrual period, the excess is treated as a bond premium deduction for the accrual period. However, the amount treated as a bond premium deduction is limited to the amount by which the holder's total interest inclusions on the note in prior accrual periods exceed the total amount treated by the holder as a bond premium deduction on the note in prior accrual periods. If the bond premium allocable to an accrual period exceeds the sum of the qualified stated interest allocable to the accrual period and the amount treated as a bond premium deduction for the accrual period as described above, the excess is carried forward to the next accrual period and is treated as bond premium allocable to that period. Special rules apply to the determination of the amortization of bond premium on notes that provide for certain contingencies. Any election to amortize bond premium with respect to any note (or general debt obligation) applies to all taxable debt obligations held by the holder at the beginning of the first taxable year to which the election applies and to all debt obligations thereafter acquired in all subsequent tax years. The election may not be revoked without the consent of the IRS.

Sale, Exchange or Retirement of a Note

        Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal such U.S. holder's initial investment in the note increased by any original issue discount included in income and any accrued market discount included in income, decreased by the amount of any payments that are not deemed qualified stated interest payments and any amortizable bond premium applied to reduce interest with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note has been held for more than one year at the time of such sale, exchange or retirement.

Foreign Tax Credit

        Interest and Original Issue Discount.    Interest paid on, and any original issue discount accrued with respect to, notes will constitute income from sources outside the United States, and, with certain exceptions, will be grouped together with other items of "passive" income, for purposes of computing the foreign tax credit allowable to a U.S. holder. If the interest or original issue discount is subject to a withholding tax imposed by a foreign country at a rate of 5% or more, the interest or original issue discount may be considered "high withholding tax interest" for purposes of computing the foreign tax credit. If a U.S. holder is predominantly engaged in the active conduct of a banking, insurance, financing or similar business, the interest or original issue discount may be considered "financial services income" for purposes of computing the foreign tax credit.

        Effect of Withholding Taxes.    A U.S. holder will be required to include foreign withholding taxes, if any, imposed on payments on a note (including any additional amounts payable by CIBC on the note with respect to such foreign withholding taxes) in gross income as interest income. Such treatment will be required regardless of whether, as will generally be true, CIBC is required to pay additional amounts so that the amount of Canadian withholding taxes does not reduce the net amount actually received by the holder of the note.

        Subject to certain limitations, a U.S. holder may be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for foreign income taxes withheld by CIBC (which, as described above, would include the amount of any additional amounts paid by CIBC with respect to such foreign taxes). A U.S. holder may be required to provide the IRS with a certified copy of the receipt evidencing payment of withholding tax imposed in respect of payments on a note in order to claim a foreign tax credit in respect of such foreign withholding tax.

        Potential purchasers of notes should carefully consider the applicable terms supplement for information regarding the U.S. federal income tax consequences of payments by CIBC of Canadian withholding or other taxes and of additional amounts.

Non-U.S. Holders

        Subject to the discussion of backup withholding below, (a) payment of principal, premium, redemption amount and interest by the Company or any paying agent to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, (b) gain realized by a non-U.S. holder on the sale or redemption of the notes is not subject to U.S. federal income tax or withholding tax and (c) the notes are not subject to U.S. federal estate tax, if held by an individual who was a non-U.S. holder at the time of his death.

        Special rules may apply in the case of non-U.S. holders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or long-term residents of the United States, "controlled foreign corporations," "foreign personal holding companies," corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days or more during a taxable year. Such persons are urged to consult their U.S. tax advisors before purchasing notes.

Information Reporting and Backup Withholding

        For each calendar year in which the notes are outstanding, each DTC participant or indirect DTC participant holding an interest in a note on behalf of a beneficial owner of a note and each paying agent making payments in respect of a registered note will generally be required to provide the IRS with certain information, including such beneficial owner's name, address, taxpayer identification number (either such beneficial owner's Social Security number, its employer identification number or its IRS individual taxpayer identification number, as the case may be), and the aggregate amount of interest (including original issue discount) and principal paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply with respect to certain beneficial owners, including corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

        In the event that a beneficial owner of a note fails to establish its exemption from such information reporting requirements or is subject to the reporting requirements described above and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, as the case may be, the DTC participant or indirect DTC participant holding such interest on behalf of such beneficial owner or paying agent making payments in respect of a note may be required to "backup" withhold a tax at the current rate of 30% (subject to reduction in subsequent years) of each payment of interest and principal with respect to notes. This backup withholding tax is not an additional tax and may be credited against the beneficial owner's U.S. federal income tax liability if the required information is furnished to the IRS. Compliance with the identification procedures contained in IRS Form W-8 BEN (or other similar form) will establish an exemption from information reporting and backup withholding for those non-U.S. holders who are not exempt recipients.

        Prospective purchasers of notes are advised to consult their own tax advisers as to the consequences of a purchase and sale of notes, including, without limitation, (i) the applicability and effect of any state, local or non-U.S. tax laws to which they may be subject, and of any legislative or administrative changes in law, (ii) the U.S. federal income tax consequences of CIBC's withholding of foreign withholding taxes (and of the payment by CIBC of additional amounts with respect thereto) and (iii) the availability of a credit or deduction for foreign withholding taxes.

CANADIAN FEDERAL INCOME TAXATION

        The following summary is based on the advice of Blake, Cassels & Graydon LLP and describes certain of the principal Canadian federal income tax considerations generally applicable to a holder of a note who, for the purposes of the Income Tax Act (Canada), which we refer to as the "Act," and at all relevant times, is neither resident nor deemed to be resident in Canada, deals at arm's length with CIBC, does not use or hold and is not deemed to use or hold the note in or in the course of carrying on a business in Canada and is not a non-resident insurer which carries on business partly in Canada and partly outside Canada. We refer to such holders in this prospectus as "Non-Resident Holders."

        This summary is based upon the current provisions of the Act and the regulations thereunder (which we refer to as the "Regulations") in force on the date hereof and takes into account all specific proposals to amend the Act and the Regulations publicly announced prior to the date hereof by the Minister of Finance for Canada and the current published assessing practices and administrative policies of the CCRA. This summary does not otherwise take into account or anticipate any other changes in law or in the practices or policies of the CCRA whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

        This summary is of a general nature only, is not exhaustive of all Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult their own tax advisers with respect to their particular situations.

        Interest paid or credited or deemed to be paid or credited by CIBC on a note issued by CIBC to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where,

  (i)
  such interest is payable in a currency other than Canadian currency, such note is issued by a branch or office of CIBC in a country other than Canada and such interest is deductible in computing the income of CIBC from its business carried on in such country for purposes of the Act;

  (ii)
  such interest is payable in a currency other than Canadian currency and such note evidences a deposit with CIBC which is not repayable in Canadian currency; or

  (iii)
  under the terms and conditions of a series of notes issued pursuant to a particular terms supplement or any agreement relating to such notes CIBC may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of the notes of such series within five years from the date of issue of the particular series except, generally, in the event of a failure or default under such notes or a related agreement;

unless all or any portion of such interest (other than interest on a prescribed obligation described below) is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation.

        A prescribed obligation for this purpose is an "indexed debt obligation," as defined in the Act, in respect of which no amount payable is contingent or dependent upon the use of, or production from, property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or by reference to dividends paid or payable to shareholders of any class or series of shares. An "indexed debt obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money. All or a portion of an adjustment to an amount payable in respect of such an obligation may be treated for purposes of the Act as being paid or credited by CIBC as interest on such obligations.

        In the event that a note issued by CIBC is redeemed, cancelled, repurchased or purchased by CIBC or any other resident or deemed resident of Canada from a Non-Resident Holder, or otherwise assigned or transferred by a Non-Resident Holder to a resident or deemed resident of Canada, for an amount which exceeds, generally, the issue price thereof, the difference between the price for which such Note is redeemed, cancelled, repurchased or purchased or otherwise assigned or transferred and the issue price may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" as defined by subsection 214(8) of the Act and such interest is not otherwise exempt from non-resident withholding tax. Notes, the interest in respect of which is exempt from Canadian withholding tax because they are described in (i), (ii) or (iii) above, will be "excluded obligations" for this purpose.

        Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount or premium thereon by a Non-Resident Holder who is not otherwise required by or for the purposes of the Act to include an amount in respect of the notes in computing income from carrying on a business in Canada and to whom the note is not a designated insurance property within the meaning of the Act.

        The applicable terms supplement will contain a summary of the Canadian withholding tax treatment of amounts paid or credited on the notes by CIBC. Such summary contained in the applicable terms supplement may, to the extent indicated therein, supersede the information contained in this section. Unless otherwise set forth in the applicable terms supplement, no other tax on income (including taxable capital gains) is payable under the Canadian Act by an owner of notes in respect of the holding or disposition of the notes.

PLAN OF DISTRIBUTION

        We will offer the notes on a continuing basis through CIBC World Markets Corp., which we refer to as the "agent," who has agreed to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase these notes and may reject an offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes.

        We may also sell these notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale. The agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable terms supplement. An agent may offer the notes it has purchased as principal to other dealers. The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable terms supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

        The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

        We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

        We may also appoint agents other than or in addition to CIBC World Markets with respect to the notes. Any other agents will be named in the applicable terms supplements and those agents will enter into a distribution agreement similar to the one we have entered into with CIBC World Markets. The other agents may be affiliates or customers of CIBC and may engage in transactions with and perform services for CIBC in the ordinary course of business. CIBC World Markets may resell notes to or through another of our affiliates, as selling agents.

        The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We may not list the notes on a securities exchange or quotation system. We have been advised by CIBC World Markets that it intends to make a market in the notes. However, neither CIBC World Markets nor any of our other affiliates nor any other agent named in the terms supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

        CIBC World Markets Corp. is an indirect wholly-owned subsidiary of CIBC. The agent will conduct each offering of these notes in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding a NASD member firm's distributing of notes of an affiliate. Neither the agent nor any dealer utilized in the initial offering of these notes will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        This prospectus supplement may be used by CIBC World Markets Corp., any of our other affiliates or any other agent in connection with offers and sales of the notes in market-making transactions. A market-making transaction is one in which CIBC World Markets Corp., another of our affiliates or any other agent resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. We describe market-making transactions and other matters relating to the distribution of the notes in the accompanying prospectus under "Plan of Distribution."

        Unless we or any of the agents inform you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

        You will receive information about the trade and settlement dates, as well as the purchase price, for a market-making transaction in a separate confirmation of sale.

        The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter include notes that we may issue going forward as well as notes we have previously issued.

        In this prospectus supplement, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

        In order to facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes or of any other notes the prices of which may be used to determine payments on these notes. Specifically, the agents may overallot in connection with any offering of these notes, creating a short position in these notes for their own account. In addition, to cover overallotments or to stabilize the price of these notes or of any other notes, the agent may bid for, and purchase, these notes or any other notes in the open market. Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Notes Offered on a Global Basis

        If the applicable terms supplement indicates that any of our notes will be offered on a global basis, such registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make such offers.

        The agent has represented and agreed, and any other agent through which we may offer such notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable terms supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall not have responsibility in that regard.

        Purchasers of any notes offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of this prospectus supplement.

LEGAL MATTERS

        Blake, Cassels & Graydon LLP will pass upon certain legal matters relating to the offering with respect to Canadian law for CIBC and Mayer, Brown, Rowe & Maw will pass upon certain legal matters relating to the offering with respect to U.S. law. Mayer, Brown, Rowe & Maw may rely on the opinion of Blake, Cassels & Graydon LLP as to all matters of Canadian law.

PROSPECTUS

US$600,000,000

Canadian Imperial Bank of Commerce

DEBT SECURITIES

        We may offer debt securities from time to time. This prospectus describes the general terms of these debt securities and the general manner in which we will offer the debt securities.

        The specific terms of any debt securities we offer will be included in one or more supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the debt securities.

        This prospectus also relates to market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The debt securities will not be insured under the Canadian Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

CIBC WORLD MARKETS

May 28, 2003

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the SEC, using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that can be offered. Each time we sell securities, we will provide prospective investors with one or more prospectus supplements that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The terms "CIBC," "we," "us," and "our" refer to Canadian Imperial Bank of Commerce and its subsidiaries including, in the applicable context, its branches or agencies outside Canada, as contemplated in this prospectus and the applicable prospectus supplement.

        Unless otherwise specified, all references to "U.S. dollars," or "US$" are to the currency of the United States, and references to "Canadian dollars" and "C$" are to the currency of Canada. This prospectus contains translations of Canadian dollar amounts into U.S. dollars solely for the convenience of the reader. Unless otherwise specified, those amounts presented in U.S. dollars are translated from the Canadian dollar amounts at the rate of US$0.6421 per Canadian dollar, the Bank of Canada closing rate for U.S. dollars as at October 31, 2002. The corresponding Bank of Canada closing rate as at April 11, 2003 was US$0.6880 per Canadian dollar. These currency conversions should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts. Additionally, these conversions should not be construed as representations that these Canadian dollar amounts have been, could have been or could be converted into U.S. dollars at those or any other rates of exchange.

ii

SUMMARY

        We may offer debt securities from time to time in one or more series under an indenture. The following summary describes the debt securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities, Indenture and Form

        We will offer our debt securities to investors on terms determined by market and other conditions. Our debt securities may be sold for U.S. dollars or foreign currency. Principal of and any premium or interest on our debt securities may be payable in U.S. dollars or foreign currency (other than Canadian dollars), as we specifically designate in the related prospectus supplement.

        Our debt securities will be unsecured and unsubordinated in priority of payment. Our debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The debt securities will be issued under an indenture between us and Wilmington Trust Company as trustee. The indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the material features of the indenture under the heading "Description of the Debt Securities." We encourage you to read the indenture, which is an exhibit to our registration statement No. 333-104577.

        Unless a prospectus supplement states otherwise, we will issue debt securities in fully registered form and generally in global form. We will issue certificates to evidence the beneficial interests of holders of the global notes only in limited circumstances.

Terms Specified in Prospectus Supplements

        When we decide to sell particular debt securities, we will prepare one or more prospectus supplements describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement.

        In any prospectus supplement, we will specify the aggregate principal amount, the purchase price, the maturity, the redemption, the interest rate or the manner of calculating the interest rate, the time of payment of interest, if any, the listing, if any, on a securities exchange and any other specific terms of such debt securities. We will also provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States, may include CIBC World Markets Corp., an indirect wholly-owned subsidiary of ours.

Market-Making by Our Indirect Wholly-owned Subsidiary

        Following the initial distribution of an offering of securities, CIBC World Markets Corp. may offer and sell those securities in the course of its business as a broker-dealer. It may act as a principal or agent in these transactions and will use this prospectus and the applicable prospectus supplement in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and special reports with the SEC from time to time. You can obtain our SEC filings over the Internet at the SEC's website at http://www.sec.gov, but only the filings we specify below as being incorporated by reference are part of this prospectus. You may also read and copy the documents that we file with the SEC at its public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the public reference facilities.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and/or our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        Our common shares, without par value, are listed on the New York Stock Exchange, Inc. under the symbol "BCM" and the Toronto Stock Exchange under the symbol "CM." You may inspect information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The SEC allows us to incorporate by reference information we file with it. This means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference some of our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been filed with the SEC:

  •
  Annual Report on Form 40-F for the fiscal year ended October 31, 2002; and

  •
  Report on Form 6-K for fiscal quarter ended January 31, 2003, filed February 27, 2003.

        We will also incorporate by reference all future annual reports on Form 40-F that we file with or furnish to the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities. In addition, we will incorporate by reference some future reports on Form 6-K (which may be filed after the date of the filing of this registration statement and before its effectiveness), but only to the extent indicated in those reports.

        You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference, at no cost, by writing or telephoning us at the following address:

  Canadian Imperial Bank of Commerce
  Commerce Court
  Toronto, Ontario
  Canada M5L1A2
  Attention: Investor Relations
  (416) 980-6657

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that are incorporated in this prospectus by reference, contains forward-looking statements which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our operations, business lines, financial condition, risk management, priorities, targets, ongoing objectives, strategies and outlook for 2003 and subsequent periods. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and other similar expressions or future or conditional verbs such as "will," "should," "would" and "could." A forward-looking statement is subject to inherent risks and uncertainties that may be general or specific. A variety of factors, many of which are beyond our control, affect our operations, performance and results and our business lines, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

  •
  current, pending and proposed legislative or regulatory developments in the jurisdictions where we operate including pending developments in Canadian laws regulating financial institutions and U.S. regulatory changes affecting foreign companies listed on a U.S. exchange;

  •
  political conditions and developments, including conflict in the Middle East and the war on terrorism;

  •
  weakened market conditions;

  •
  intensifying competition from established competitors and new entrants in the financial services industry;

  •
  technological change;

  •
  global capital market activity;

  •
  interest rate fluctuation;

  •
  currency value fluctuation;

  •
  general economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations;

  •
  the impact of the events of September 11, 2001;

  •
  changes in market rates and prices which may adversely affect the value of financial products;

  •
  our success in developing and introducing products and services to a receptive market, expanding existing distribution channels, developing new ones and realizing increased revenue from these channels, including electronic commerce-based efforts.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated in this prospectus by reference.

CANADIAN IMPERIAL BANK OF COMMERCE

        CIBC is a diversified financial institution governed by the Bank Act (Canada) (the "Bank Act"). CIBC's registered head office is at Commerce Court, Toronto, Canada M5L 1A2. A list of CIBC's principal subsidiaries is contained in CIBC's Annual Report on Form 40-F for the year ended October 31, 2002, incorporated into this prospectus by reference.

        CIBC was formed through the amalgamation of The Canadian Bank of Commerce and Imperial Bank of Canada in 1961. The Canadian Bank of Commerce was originally incorporated as Bank of Canada by special act of the legislature of the Province of Canada in 1858. Subsequently, the name was changed to The Canadian Bank of Commerce and it opened for business under that name in 1867. Imperial Bank of Canada was incorporated in 1875 by special act of the Parliament of Canada and commenced operations in that year.

        At October 31, 2002, CIBC had total assets of C$273 billion, total deposits of C$197 billion, and common shareholders' equity of C$9.2 billion.

        CIBC is organized into three business lines: CIBC Retail Markets, CIBC Wealth Management and CIBC World Markets.

  •
  CIBC Retail Markets provides financial services and lending, credit card and mortgage products to personal and small business customers through CIBC branches, automated banking machines, internet banking, telephone banking, as well as a co-branded retail electronic banking business.

  •
  CIBC Wealth Management provides relationship-based advisory sales, services and products including full-service brokerage, discount brokerage, asset management, private banking, trust services, and a broad selection of investment and credit services through its branch-based sales force.

  •
  CIBC World Markets is a full-service investment bank active throughout North America, and with niche capabilities in the United Kingdom and Asia. Areas of specialization include mergers and acquisitions; research; sales and trading of securities and derivatives; merchant banking; and commercial banking.

        In Canada, CIBC's business and operations are subject to a variety of regulations. Outside Canada, CIBC's branches, agencies and affiliates are also subject to local regulatory requirements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of CIBC for the three month period ended January 31, 2003 and each of the years in the five-year period ended October 31, 2002 calculated in accordance with generally accepted accounting principles in Canada and the United States.

		Twelve months ended October 31,
	Three months ended January 31, 2003
		2002	2001	2000	1999	1998
Canadian GAAP:
Excluding interest on deposits	2.25	1.24	1.75	1.93	1.41	1.39
Including interest on deposits	1.42	1.06	1.18	1.25	1.13	1.14
U.S. GAAP:
Excluding interest on deposits	(1)	(2)	1.82	1.85	1.46	1.37
Including interest on deposits	(1)	(2)	1.20	1.23	1.15	1.14

(1)
No U.S. GAAP information is provided for the three months ended January 31, 2003 because U.S. GAAP reconciliation was not required for this period.

(2)
Earnings for the year ended October 31, 2002 were inadequate to cover fixed charges as calculated under U.S. GAAP (both excluding and including interest on deposits) by C$291 million.

USE OF PROCEEDS

        Generally, we will use the net proceeds from the sale of the debt securities we describe in this prospectus for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness. The applicable prospectus supplement will describe any other purposes for which the proceeds may be used.

        We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We do not expect to receive any proceeds from resales of the notes by CIBC World Markets Corp. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

        We will disclose the discounts or commissions that we will pay any underwriters or other placement or selling agents and a reasonably itemized description of the major expenses incurred in connection with any sale and distribution of our debt securities in the applicable prospectus supplement.

CAPITALIZATION

        The table below sets forth our consolidated capitalization as of January 31, 2003. This information should be read in conjunction with our unaudited consolidated financial statements for the three month period ended January 31, 2003, incorporated herein by reference.

January 31, 2003
(C$ millions)
Subordinated Indebtedness:
Subordinated Liabilities	3,841

Shareholders' Equity:
Class A Preferred Shares entitled to non-cumulative dividends:
8,000,000 Series 14	200
12,000,000 Series 15	300
5,500,000 Series 16	209
6,500,000 Series 17	163
12,000,000 Series 18	300
8,000,000 Series 19	200
4,000,000 Series 20	152
8,000,000 Series 21	200
4,000,000 Series 22	152
16,000,000 Series 23	400
16,000,000 Series 24	400
16,000,000 Series 25	400
10,000,000 Series 26	250

Total Class A Preferred Shares	3,326
359,246,494 Common Shares	2,842
Contributed Surplus	33
Retained Earnings	6,621

Total Shareholders' Equity	12,822

Total Capitalization	16,663

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to provisions or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        We will issue the debt securities under an indenture between us and Wilmington Trust Company, as Trustee. A copy of the indenture is filed as an exhibit to the registration statement. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the aggregate principal amount of the debt securities which we can issue under such indenture. We will authorize the aggregate amount from time to time for each series.

        The debt securities will be unsecured and unsubordinated deposit liability obligations of CIBC and will rank on a parity in right of payment with all of CIBC's deposit liabilities, except for obligations preferred by mandatory provisions of law. The debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. In the case of the insolvency of CIBC, the Bank Act provides that priorities among payments of deposit liabilities of CIBC (including payments in respect of the debt securities) and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities.

        We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities in each series may be denominated and payable in U.S. dollars or foreign currencies (other than Canadian dollars). We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the values of the applicable currency, security or basket of securities, commodity or index.

        The debt securities may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

  •
  the specific designation;

  •
  aggregate principal amount, purchase price and denomination;

  •
  currency (other than Canadian dollars) in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

  •
  date of maturity;

  •
  the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

  •
  the interest payment dates, if any;

  •
  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

  •
  any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

  •
  whether we will issue the debt securities in global form and under what terms and conditions;

  •
  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  any applicable United States and Canadian federal income tax consequences, including, but not limited to:

  —
  whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

  —
  tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

  —
  tax considerations applicable to any debt securities denominated and payable in foreign currencies;

  •
  any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special United States federal income tax and Canadian tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain United States federal income tax, Canadian tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.

Registration and Transfer of Debt Securities

        Registered holders may present debt securities for exchange or registration of transfer. The debt securities will state and the applicable prospectus supplement will describe the manner, the places and applicable restrictions with respect to such exchange or transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

        The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depositary for such global securities. See "Forms of the Debt Securities."

Merger, Consolidation, Sale, Lease or Conveyance

        The indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets, individually or in aggregate, to one or more persons, only if certain conditions including the following are met:

  •
  we will be the surviving entity; or

  •
  each successor entity, transferee or lessee that acquires all or substantially all of our assets, by itself or in aggregate with others, will be one or more direct or indirect affiliates which we control or which are under common control with us, or will expressly assume or guaranty, either individually or in aggregate, all of our obligations under the indenture and all of our obligations under the debt securities issued under the indenture; and

  •
  immediately after such merger, consolidation, sale, lease or conveyance, we, or any successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

        Absence of Protections against All Potential Actions of CIBC.    There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of CIBC or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of CIBC or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities which we would describe in the applicable prospectus supplement.

Events of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions would trigger an event of default and which actions would not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

        An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as being:

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  default for 7 days in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

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  default for 30 days in payment of any interest on any debt securities of that series;

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  default for 60 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of that series or the related indenture, other than a covenant included in that indenture solely for the benefit of a different series of debt securities;

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  events of bankruptcy, insolvency or reorganization; or

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  any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

        Acceleration of Debt Securities Upon an Event of Default.    The indenture provides that:

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  if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of CIBC applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to CIBC, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

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  if an event of default due to a default in the performance of any other of the covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of CIBC, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to CIBC may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.

        Annulment of Acceleration and Waiver of Defaults.    In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

        Indemnification of Trustee for Actions Taken on Your Behalf.    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        Limitation on Actions by You as an Individual Holder.    The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

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  the holder must have previously given written notice to the trustee of the continuing default;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

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  the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

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  the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

        The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

        Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the relevant indenture after we have:

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  paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

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  delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

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  irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

        Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

        We may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01 of the indenture which contains the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if, among other things:

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  we irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

  •
  such deposit will not cause the trustee to have any conflicting interest with respect to other securities of CIBC; and

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  we deliver to the relevant trustee an opinion of counsel to the effect that:

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  the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

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  the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of this prospectus, since that result would not occur under current tax laws.

Modification of the Indenture

        Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

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  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

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  add covenants for the protection of the holders of debt securities;

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  cure any ambiguity or correct any inconsistency;

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  establish the forms or terms of debt securities of any series;

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  evidence the acceptance of appointment by a successor trustee;

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  add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

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  to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

        Modification with Consent of Holders.    We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder:

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  extend the stated maturity of any debt security;

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  reduce the principal amount;

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  reduce the rate or extend the time of payment of interest;

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  reduce any amount payable on redemption;

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  change the place or the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

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  modify or amend the provisions for conversion of any currency into another currency;

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  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

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  modify or amend the provisions for conversion of the debt securities into other securities or property;

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  impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

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  reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

FORMS OF THE DEBT SECURITIES

        Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We will issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        We anticipate that the following provisions will apply to all depositary arrangements. The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CIBC, the trustee, or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Definitive Securities

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.

        In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities.

        Furthermore, when an event of default has occurred and is continuing with respect to the debt securities, beneficial owners of the debt securities will not be entitled to have any portion of such debt securities registered in their name, will not receive or be entitled to receive physical delivery of the debt securities in certificated, definitive form and will not be considered the owners or holder of the global debt securities. Under such circumstances, we will cause the appropriate definitive notes to be delivered to such owners. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus in four ways: (1) through agents, (2) through underwriters, (3) through dealers and/or (4) directly to one or more purchasers. Any of these agents, underwriters or dealers may include our affiliates, including CIBC World Markets Corp.

        We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution.

        If so indicated in the applicable prospectus supplement, one or more firms, including CIBC World Markets Corp., which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these offers.

        This prospectus may be used by CIBC World Markets Corp. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, CIBC World Markets Corp. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of the resale or at related or negotiated prices. In these transactions, CIBC World Markets Corp. may act as principal or agent, including as agent for the counterparty in a transaction in which CIBC World Markets Corp. does act as principal. CIBC World Markets Corp. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that CIBC World Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs you in your confirmation of sale that your security is being purchased on its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In this prospectus, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

        To the extent an initial offering of the securities will be distributed by an affiliate of CIBC, including CIBC World Markets Corp., each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of CIBC may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

        In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval to the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting discounts proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

        Blake, Cassels & Graydon LLP will pass upon legal matters relating to the debt securities with respect to Canadian law for CIBC and Mayer, Brown, Rowe & Maw will pass upon certain legal matters relating to the debt securities with respect to U.S. law. Mayer, Brown, Rowe & Maw or other U.S. counsel for CIBC may rely on the opinion of Blake, Cassels & Graydon LLP as to all matters of Canadian law.

EXPERTS

        The consolidated financial statements included in our annual report on Form 40-F for our financial year ended October 31, 2002 are incorporated by reference in this prospectus. The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F as at October 31, 2002 and for the year then ended, have been so incorporated in reliance on the report of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting. The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F as at October 31, 2001 and for the two years then ended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

        We and some of our affiliates, including CIBC World Markets Corp., may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities are acquired or held by or with the assets of an employee benefit plan with respect to which CIBC World Markets Corp. or any of its affiliates is a service provider, unless those debt securities are acquired and held pursuant to an exemption for transactions effected on behalf of one of these plans, if and to the extent such an exemption is applicable. The assets of a pension or other employee benefit plan may include assets held in the general accounts of an insurance company that are deemed to be "plan assets" under ERISA. You may not acquire any debt security using the assets of an employee benefit plan unless an exemption or exception from the prohibited transaction rules applies to the acquisition and holding of such security. Any insurance company or other employee benefit plan (including for these purposes, without limitation, individual retirement arrangements subject to Section 4975 of the Internal Revenue Code), or any person investing the assets of (or deemed for purposes of ERISA or Section 4975 of the Internal Revenue Code to be assets of) an employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

ENFORCEMENT OF LIABILITIES

        We are governed by the Bank Act (Canada). A substantial portion of our assets and our officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on any of these parties, particularly the officers and directors, who reside outside the United States or to recover against them on judgments of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the foregoing, we have irrevocably agreed that we may be served with process for actions based on offers and sales of the debt securities made hereby in the United States by serving Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, New York 10017. The principal executive office of CIBC is Commerce Court, Toronto, Ontario M5L 1A2, Canada and our telephone number at that address is (416) 980-2211.

        Blake, Cassels & Graydon LLP, our Canadian counsel, has advised us that there is doubt as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

Terms Supplement

TERMS SUPPLEMENT SUMMARY
QUESTIONS AND ANSWERS REGARDING THE NOTES
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SPECIFIC TERMS OF THE NOTES
ILLUSTRATIVE EXAMPLES
INFORMATION ABOUT STOCK ISSUERS AND HISTORICAL TRADING PRICE INFORMATION
HEDGING
SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES
SUPPLEMENTAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION

Prospectus Supplement

SUMMARY
RISK FACTORS
ADDITIONAL RISKS
DESCRIPTION OF NOTES
HEDGING
CLEARANCE AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAXATION
CANADIAN FEDERAL INCOME TAXATION
PLAN OF DISTRIBUTION
LEGAL MATTERS

Prospectus

ABOUT THIS PROSPECTUS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
CANADIAN IMPERIAL BANK OF COMMERCE
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE DEBT SECURITIES
FORMS OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES
ENFORCEMENT OF LIABILITIES

$

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Terms
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      , 2005

CIBC World Markets

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US$600,000,000 Canadian Imperial Bank of Commerce EQUITY-LINKED NOTES

SUMMARY
RISK FACTORS
ADDITIONAL RISKS
DESCRIPTION OF NOTES
HEDGING
CLEARANCE AND SETTLEMENT
UNITED STATES FEDERAL INCOME TAXATION
CANADIAN FEDERAL INCOME TAXATION
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LEGAL MATTERS

ABOUT THIS PROSPECTUS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
CANADIAN IMPERIAL BANK OF COMMERCE
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE DEBT SECURITIES
FORMS OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES
ENFORCEMENT OF LIABILITIES